                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                     ____________

                                      FORM 8-K/A
                                   AMENDMENT NO. 1

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):      AUGUST 28, 1996
                                                 -------------------------------

                              HUDSON HOTELS CORPORATION
              (FORMERLY MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION)
             -----------------------------------------------------------
                  (Exact Name of Registrant as Specified in Charter)


          NEW YORK                       0-17838                16-1312167
--------------------------------------------------------------------------------
(State of Other Jurisdiction         (Commission File          (IRS Employer
      of Incorporation)                    Number)           Identification No.)



ONE AIRPORT WAY, SUITE 200, ROCHESTER, NEW YORK                      14624
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:           (716) 436-6000
                                                         -----------------------

--------------------------------------------------------------------------------
            (Former Name of Founder Address, if Changed Since Last Report)

                              HUDSON HOTELS CORPORATION
                                  AMENDMENT NO. 1 TO
                                    CURRENT REPORT
                                    ON FORM 8-K/A


Hudson Hotels Corporation hereby amends items 2 and 7 of its Current Report on Form 8-K, which was filed on August 28, 1996, as set forth in the pages attached hereto:

ITEM 2.  ACQUISITION OF ASSETS

Financial statements for Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P., acquired during the third quarter of 1996 are presented in item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

              Audited balance sheets of Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P., as of December 31, 1995 and 1994 and the related statements of income, changes in partners equity and cash flows for each of the three years ended December 31, 1995.

              Audited combined statements of revenue and certain expenses for each of the three years ended December 31, 1995.

         b.   PRO FORMA FINANCIAL INFORMATION:

              Pro forma Condensed Consolidated Balance Sheet of the Company as of June 30, 1996 (unaudited).

              Pro forma Consolidated Statement of Income of the Company for the year ended December 31, 1995 and six months ended June 30, 1996 (unaudited).

              Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations (unaudited)

         c.   EXHIBITS:

              There are no exhibits which are filed with this report.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HUDSON HOTELS CORPORATION

                                  By:  /s/ Taras M. Kolcio
                                       ----------------------------------
                                       Taras M. Kolcio
                                       Chief Financial Officer

                             INDEPENDENT AUDITORS' REPORT




To the Board of Directors of

          Hudson Hotels Corp:


We have audited the accompanying balance sheets of Ridge Road Hotel Properties, L.P. (a New York Limited Partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ridge Road Hotel Properties, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
February 16, 1996.

                             RIDGE ROAD HOTEL PROPERTIES

                                    BALANCE SHEETS

                                           ASSETS
                                           ------
                                                               -------- December 31, -------
                                                                                                         July 31,
                                                                  1995                1994                1996
                                                                  ----                ----               --------
                                                                                                       (Unaudited)
CURRENT ASSETS:
    Cash and equivalents                                      $    64,837         $    77,161         $    65,427
    Accounts receivable                                            16,595              14,683              26,208
    Demand notes receivable from related parties                        -              15,042                   -
    Prepaid expenses                                               13,096              12,878              12,182
                                                                   ------              ------              ------
         Total current assets                                      94,528             119,764             103,817
                                                                   ------              ------              ------
PROPERTY AND EQUIPMENT, net                                     2,197,543           2,229,254           2,158,184
                                                                ---------           ---------           ---------
OTHER ASSETS:
    Mortgage acquisition costs, net                                31,403              42,169              25,122
    Other                                                       -                       1,611               8,900
                                                                ---------               -----               -----
                                                              $ 2,323,474         $ 2,392,798         $ 2,296,023
                                                               ----------           ---------           ---------
                                                               ----------           ---------           ---------

                           LIABILITIES AND PARTNERS' EQUITY
                           --------------------------------

CURRENT LIABILITIES:
    Current portion of long-term debt                         $   114,305         $   103,788         $   122,288
    Current portion of capital lease obligations                    4,287               4,806               2,042
    Accounts payable                                               41,263              19,801              51,589
    Accrued payroll and related expenses                           10,883               5,060              10,238
    Accrued interest                                               17,983              18,137              16,742
    Other accrued expenses                                         18,574              18,133              19,098
                                                                   ------              ------              ------
         Total current liabilities                                207,295             169,725             221,997
                                                                  -------             -------             -------

LONG-TERM LIABILITIES:
    Long-term debt, net of current portion                      2,056,921           2,167,486           1,982,933
    Capital lease obligations, net of current portion           -                       4,286           -
                                                                ---------           ---------           ---------
         Total long-term liabilities                            2,056,921           2,171,772           1,982,933
                                                                ---------           ---------           ---------

         Total liabilities                                      2,264,216           2,341,497           2,204,930
                                                                ---------           ---------           ---------

PARTNERS' EQUITY                                                   59,258              51,301              91,093
                                                                   ------              ------              ------

                                                              $ 2,323,474         $ 2,392,798         $ 2,296,023
                                                                ---------           ---------           ---------
                                                                ---------           ---------           ---------






           The accompanying notes are an integral part of these statements.

                             RIDGE ROAD HOTEL PROPERTIES
                                 STATEMENTS OF INCOME

                                       ------ Years Ended December 31, ------       -- Seven Months Ended July 31, --
                                          1995           1994           1993                1996           1995
                                          ----           ----           ----                ----           ----
                                                                                        (Unaudited)    (Unaudited)
INCOME:
    Room rent                        $ 1,298,219    $ 1,281,737    $ 1,259,504          $  694,223     $  711,797
    Telephone                             42,801         44,666         43,980              20,656         26,189
    Other                                 18,631          5,995          5,737              16,907          6,298
                                          ------          -----          -----              ------          -----

    Total income                       1,359,651      1,332,398      1,309,221             731,786        744,284
                                       ---------      ---------      ---------             -------        -------
OPERATING EXPENSES:
    Room expense                         346,983        342,781        327,867             192,218        199,544
    Administrative expenses               94,409         91,613         86,513              70,094         56,564
    Repairs and maintenance               79,524         69,285         76,710              36,387         46,193
    Advertising and promotion             89,889         82,181         64,628              48,809         49,526
    Utilities                             72,660         67,749         62,508              44,070         42,511
    Telephone                             25,728         27,061         23,402              11,933         16,081
    Other                                 25,904          7,812          9,600              17,955          7,422
                                          ------          -----          -----              ------          -----

      Total operating expenses           735,097        688,482        651,228             421,466        417,841
                                         -------        -------        -------             -------        -------

      Income from operations             624,554        643,916        657,993             310,320        326,443
                                         -------        -------        -------             -------        -------

OTHER (INCOME) EXPENSE:
    Interest expense                     235,101        200,315        245,138             129,439        139,109
    Depreciation and amortization        111,190        104,505        102,195              61,164         64,860
    Management fee                        62,420         60,853         59,453              33,343         34,034
    Real estate taxes                     44,522         44,831         44,519              29,130         26,090
    Franchise fee                         39,007         38,310         38,034              19,517         20,108
    Insurance                             10,827         11,992         14,172               5,892          6,308
    Interest income                       (1,470)          (406)        (1,814)                  -         (1,447)
                                         -------        -------        -------             -------        -------

      Total other (income) expense       501,597        460,400        501,697             278,485        289,062
                                         -------        -------        -------             -------        -------

NET INCOME                              $122,957       $183,516       $156,296             $31,835        $37,381
                                        --------       --------       --------             -------        -------
                                        --------       --------       --------             -------        -------




           The accompanying notes are an integral part of these statements.

                          RIDGE ROAD HOTEL PROPERTIES, L.P.
                      STATEMENTS OF CHANGES IN PARTNERS' EQUITY





PARTNERS' EQUITY - January 1, 1992                               $(467,779)

    Change in accounting method                                    544,541

    Net income - 1993                                              156,296

    Distributions - 1993                                          (100,000)

    Syndication costs                                               (3,473)
                                                                     -----

PARTNERS' EQUITY - December 31, 1993                               129,585

    Net income - 1994                                              183,516

    Distributions - 1994                                           (80,000)

    Repurchase of partnership interest                            (181,800)
                                                                   -------


PARTNERS' EQUITY - December 31, 1994                                51,301

    Net income - 1995                                              122,957

    Distributions - 1995                                          (115,000)
                                                                   -------


PARTNERS' EQUITY - December 31, 1995                                59,258

    Net income for the seven months ended
     July 31, 1996 (unaudited)                                      31,835
                                                                    ------

                                                                   $91,093
                                                                   -------
                                                                   -------






           The accompanying notes are an integral part of these statements.

                          RIDGE ROAD HOTEL PROPERTIES, L.P.
                               STATEMENTS OF CASH FLOWS

                                                          ----- Years Ended December 31, ----    -- Seven Months Ended July 31, --
                                                         1995           1994           1993           1996                1995
                                                         ----           ----           ----           ----                ----
CASH FLOW FROM OPERATING ACTIVITIES:
    Net income                                       $  122,957     $  183,516     $  156,296     $   31,835          $   37,381
    Adjustment to reconcile net
     income to net cash flow from
     operating activities:
      Depreciation and amortization                     111,190        104,505        102,195         61,164              64,860
      Changes in:
         Accounts receivable                             (1,912)         1,079          1,471         (9,613)             38,027
         Prepaid expenses                                  (218)         2,661          3,814            914              (3,155)
         Other assets                                     1,611         (1,011)          (600)        (8,900)              1,611
         Accounts payable                                21,462          4,249        (15,585)        10,326              33,145
      Accrued expenses                                    5,969         11,578        (14,856)        (1,362)               (866)
         Other current liabilities                          142              -              -              -                   -
           Net cash flow from operating activities      261,201        306,577        232,735         84,364             171,003

CASH FLOW FROM INVESTING ACTIVITIES:
    Decrease (increase) in demand notes
     receivable from related party                       15,042        (15,042)             -              -              14,688
    Property and equipment additions                    (68,714)       (42,755)       (27,759)       (15,524)            (49,061)
         Net cash flow from investing activities        (53,672)       (57,797)       (27,759)       (15,524)            (34,373)

CASH FLOW FROM FINANCING ACTIVITIES:
    Repayments of mortgage payable                      (68,142)       (72,039)       (87,833)       (66,005)            (37,949)
    Purchase of partnership interest                          -        (21,300)             -              -                   -
    Repayment of notes payable                          (31,906)       (12,561)             -              -             (18,302)
    Repayments of capital lease obligations              (4,805)        (4,807)        (4,125)        (2,245)             (2,803)
    Partners' distributions                            (115,000)       (80,000)      (100,000)             -             (75,000)
    Increase in mortgage acquisition costs                    -              -        (53,832)             -                   -
    Increase in syndication costs                             -              -         (3,473)             -                   -
         Net cash flow from financing activities       (219,853)      (190,707)      (249,263)       (68,250)           (134,054)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS         (12,324)        58,073        (44,287)           590               2,576
CASH AND EQUIVALENTS - beginning of period               77,161         19,088         63,375         64,837              77,161
CASH AND EQUIVALENTS - end of period                 $   64,837     $   77,161     $   19,088     $   65,427          $   79,737
                                                     ----------     ----------     ----------     ----------          ----------
                                                     ----------     ----------     ----------     ----------          ----------


           The accompanying notes are an integral part of these statements.

                          RIDGE ROAD HOTEL PROPERTIES, L.P.
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1995 AND 1994




(1) THE PARTNERSHIP

    Ridge Road Hotel Properties, L.P. (the Partnership) owns and operates a hotel located in Rochester, New York. During 1993, the Partnership was reorganized as a limited partnership and Ridge Road Hotel Corp. was named as the general partner.

    Ridge Road Hotel Corp. purchased one percent of the partnership from the Estate of Loren Ansley in December, 1993. The new general partner started sharing in profits, losses and distributions in 1994.

    Profits, losses and distributions are allocated to the partners based on their ownership percentages.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting -

    The Partnership prepares its financial statements using the accrual basis of accounting.

    Cash and Equivalents -

    Cash and equivalents include demand deposits and money market accounts. Deposits are federally insured up to $100,000 at each institution. At times, amounts in these accounts may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and equivalents.

    Property and Equipment -

    Property and equipment is stated at cost. Depreciation is provided using accelerated and straight-line methods over the following estimated useful lives:

              Building and improvements     31.5 - 40 years
              Furniture and equipment          3 -  7 years

    Mortgage Acquisition Costs -

    Costs incurred to obtain financing are being amortized using the straight-line method over the term of the related mortgage.

    Income Taxes -

    No provision is made for income taxes in the accompanying financial statements as the taxable income or loss of the Partnership is included on the individual income tax returns of the partners.

    Estimates -

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3) DEMAND NOTES RECEIVABLE FROM RELATED PARTIES

    Demand notes receivable from related parties bear interest at the prime rate plus 1-1/2%.

    It is impracticable to estimate the fair value of these receivables due to the related party nature of the transactions.


(4) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                               December 31,
                                               ------------
                                                                      July 31,
                                          1995           1994          1996
                                          ----           ----        --------
                                                                    (Unaudited)

    Land, building and improvements    $2,584,986     $2,590,185     $2,584,986
    Furniture and equipment               611,567        542,853        627,092
                                       ----------     ----------     ----------
                                        3,196,553      3,133,038      3,212,078

    Less:  Accumulated depreciation      (999,010)      (903,784)    (1,053,894)
                                       ----------   ------------   ------------

                                       $2,197,543   $  2,229,254   $  2,158,184
                                       ----------   ------------   ------------
                                       ----------   ------------   ------------

(5) LONG-TERM DEBT

    Long-term debt consisted of the following at December 31:

                                                                     December 31,
                                                                     ------------
                                                                                           July 31,
                                                               1995           1994           1996
                                                               ----           ----         --------
                                                                                         (Unaudited)
    Mortgage payable to a bank requiring
    monthly payments of $23,894, including
    interest at the prime rate plus 1.75%
    through January, 1999, at which time a
    balloon payment of $1,789,311 is due.
    The mortgage is collateralized by
    substantially all assets of the Partnership,
    substantially all assets of Airport Hotel
    Properties, L.P. (a related partnership)
    and guaranteed by the partners based on
    their ownership percentages.                           $2,055,193     $2,123,335     $2,009,009

    Note payable to a former partner,
    requiring monthly payments of $3,549
    including interest at 8%, through
    January, 1999.                                            116,033        147,939         96,212
                                                              -------        -------         ------

                                                            2,171,226      2,271,274      2,105,221

    Less:  Current portion                                   (114,305)      (103,788)      (122,288)
                                                              -------        -------        -------

                                                           $2,056,921     $2,167,486     $1,982,933
                                                           ----------     ----------     ----------
                                                           ----------     ----------     ----------



    Future scheduled principal payments on long-term debt at December 31, 1995 were as follows:

         1996                                           $114,305
         1997                                            125,742
         1998                                            138,339
         1999                                          1,792,840
                                                       ---------

                                                      $2,171,226
                                                      ----------
                                                      ----------

    Interest paid in 1995, 1994 and 1993 was approximately $235,000, $183,000 and $256,000, respectively. Interest paid for the seven months ended July 31, 1996 and 1995 was $131,000 (unaudited) and $139,000 (unaudited), respectively.

    The carrying values of debt approximates fair value based on the interest rate currently charged.

(6) CAPITAL LEASE OBLIGATIONS

    Capital lease obligations consisted of the following:
                                                    December 31,
                                                    ------------
                                                                     July 31,
                                                  1995        1994     1996
                                                  ----        ----   --------
                                                                    (Unaudited)
    Capital lease obligations to GE Capital
    Corp. for telephone equipment, requiring
    monthly payments of $681, including
    interest at 11.68%, through October,
    1996.                                     $  4,287    $  9,092    $  2,042
    Less:  Current portion                      (4,287)     (4,806)     (2,042)
                                              --------    --------    --------
                                              $      -    $  4,286    $      -
                                              --------    --------    --------
                                              --------    --------    --------

(7) RELATED PARTY TRANSACTIONS

    The Partnership is related to other hotel properties through common management (Hudson Hotel) and, for some properties, similar owners. Hudson Hotels is a limited partner in the Partnership and owns the Partnership's general partner.

    On an interim basis, the related entities may borrow from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

    The Partnership's managing agent, Hudson Hotels, is paid for services it provides to the Partnership under the terms of a management agreement which extends through March, 1998 as follows:

    a) monthly management fee equal to 4.5% of the gross revenues of the Partnership plus direct expenses incurred. This fee was $62,420, $60,853 and $59,453 in 1995, 1994 and 1993, respectively. The fee was $33,343 (unaudited) and $34,034 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

    b) monthly accounting fee of $800. This fee was $9,600 in both 1995 and 1994 and $8,900 in 1993. This fee was $5,600 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

    c) monthly corporate sales fee of $400. This fee was $4,800 in both 1995 and 1994 and $4,300 in 1993. This fee was $2,800 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

(8) Contingent Liabilities

    The Partnership has pledged substantially all of its assets as collateral for a mortgage of Airport Hotel Properties, L.P., a related partnership, with a balance of approximately $1,553,000 at December 31, 1995 and $1,518,000 (unaudited) at July 31, 1996.


(9) COMMITMENTS

    The Partnership is currently required to remit monthly royalty fees of 3% of gross room revenue plus additional monies for marketing assessments and reservation fees to its franchisor, Choice Hotels International based on a franchise agreement which extends through April, 2015. This agreement may be terminated at various intervals by either party. Total fees were $100,101, $98,459 and $99,000 in 1995, 1994 and 1993, respectively.

    Total fees were approximately $51,000 (unaudited) and $52,000 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.


(10) PARTNERS' EQUITY

     During 1994, the Partnership repurchased 10.75% limited partnership interest from a partner for $21,300 in cash and issuance of an 8% note payable for $160,500 (see Note 5).


(11) CHANGE IN ACCOUNTING METHOD

     Prior to 1993, the Partnership kept its records and prepared its financial statements on the income tax basis of accounting which differed from generally accepted accounting principles primarily in the calculation of depreciation and the recording of changes in the basis of property related to changes in ownership of partnership interests. During 1993, the Partnership adopted depreciation methods and adjusted the accounting for changes in ownership of partnership interest to be consistent with generally accepted accounting principles. Appropriate adjustments were made to restate partners' equity for these changes.


(12) LITIGATION

     On February 11, 1993, a complaint was filed in the Western District of New York, United States District Court, by John Miranda, Susan Miranda and Christopher Miranda, seeking damages and costs against Quality Inn International, Choice Hotels International, and naming Hudson Hotels as a co-defendant. The requested relief in this case, John Miranda and Susan Miranda and Christopher Miranda vs. Quality Inns International, Inc., Choice Hotels International, Inc., Ridge Road Hotel Properties, Ridge Road Hotel Properties d/b/a Comfort Inn, a/k/a Comfort Inn West, Hudson Hotels Corp., and Jennifer L. Ansley, as Executrix of the Estate of Loren G. Ansley, was based on allegations that John Miranda, while staying at the Comfort Inn, stepped on a needle, and claims negligence and lack of due care on the part of the defendants. This case is being diligently defended by the insurance carrier of Ridge Road Hotel Properties and Hudson Hotels. The Partnership believes that it has adequate insurance for any potential loss.

                             INDEPENDENT AUDITORS' REPORT




To the Board of Directors of

         Hudson Hotels Corp.:


We have audited the accompanying balance sheets of Muar Lakes Associates, L.P. (a New York Limited Partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muar Lakes Associates, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
February 16, 1996.

                             MUAR LAKES ASSOCIATES, L.P.
                                    BALANCE SHEETS

                        ASSETS
                                                     ----- December 31, -----
                                                                                    July 31,
                                                          1995           1994         1996
                                                          ----           ----       --------
                                                                                   (Unaudited)
CURRENT ASSETS:
  Cash and equivalents                              $    54,573    $    76,420    $    83,044
  Accounts receivable                                     6,797          7,325         10,113
  Inventory                                               4,279          4,499          4,012
  Prepaid expenses                                       16,457         13,278         10,175
                                                    -----------    -----------    -----------
     Total current assets                                82,106        101,522        107,344
                                                    -----------    -----------    -----------


PROPERTY AND EQUIPMENT, net                           1,054,049      1,087,506      1,030,990
                                                    -----------    -----------    -----------


OTHER ASSETS
  Mortgage acquisition costs, net                        19,469         21,016         18,566
  Deposits                                                2,100          3,711          2,100
                                                    -----------    -----------    -----------

     Total other costs                                   21,569         24,727         20,666
                                                    -----------    -----------    -----------

                                                    $ 1,157,724    $ 1,213,755    $ 1,159,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------


               LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
  Current portion of mortgage payable               $    37,818    $    38,114    $    41,427
  Capital lease obligation                                    -            215              -
  Accounts payable                                       33,191         14,157         35,667
  Due to related party                                        -         29,000              -
  Accrued payroll and related expenses                    6,471          4,092          5,187
  Accrued interest                                        9,924         10,215          8,893
  Other accrued expenses                                  3,614          6,725         13,820
                                                    -----------    -----------    -----------

     Total current liabilities                           91,018        102,518        104,994

MORTGAGE PAYABLE, net of current portion              1,046,125      1,075,946      1,014,186
                                                    -----------    -----------    -----------

     Total liabilities                                1,137,143      1,178,464      1,119,180

PARTNERS' EQUITY                                         20,581         35,291         39,820
                                                    -----------    -----------    -----------

                                                    $ 1,157,724    $ 1,213,755    $ 1,159,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------




           The accompanying notes are an integral part of these statements.

                                         MUAR LAKES ASSOCIATES, L.P.
                                         ---------------------------
                                         STATEMENTS OF OPERATIONS
                                         ------------------------


                                       -------- Years Ended December 31,----------     ---Seven Months Ended July 31,---

                                           1995              1994             1993            1996         1995
                                           ----              ----             ----            ----         ----
                                                                                          (Unaudited)  (Unaudited)
INCOME:
  Room rent                            $  751,000        $  730,149      $  806,407       $  422,260    $  376,098
  Telephone                                20,105            15,647          19,068           11,639        10,613
  Other                                     6,168             5,722           7,470            2,877         2,765
                                       ----------        ----------      ----------       ----------    ----------
    Total Income                          772,273           751,518         832,945          436,776       389,476
                                       ----------        ----------      ----------       ----------    ----------

OPERATING EXPENSES:
  Room expense                            205,600           194,911         185,579          116,466       113,546
  Administrative expenses                  67,886            75,987          73,762           51,222        39,876
  Utilities                                50,888            51,579          51,562           34,052        29,152
  Repairs and maintenance                  47,676            39,068          46,517           20,927        25,527
  Advertising and promotion                43,000            38,296          47,680           21,062        21,101
  Telephone                                12,311            12,851          12,185            6,842         6,644
  Manager bonus                             2,319             1,200           5,454                -             -
  Other                                     3,965             4,949           6,682            1,529         2,406
                                       ----------        ----------      ----------       ----------    ----------
    Total operating expenses              433,645           418,841         429,421          252,090       238,252
                                       ----------        ----------      ----------       ----------    ----------
    Income from operations                343,628           332,677         403,524          184,686       151,224
                                       ----------        ----------      ----------       ----------    ----------

OTHER EXPENSE:
  Interest expense, net                   116,112            98,479          83,040           62,059        66,937
  Depreciation and amortization            68,419            87,466          78,844           38,173        39,912
  Real estate taxes                        40,819            37,495          35,317           24,471        23,550
  Management fee                           35,914            35,351          38,378           20,244        18,325
  Franchise fee                            30,043            29,264          32,328           16,890        15,044
  Insurance                                 7,031             8,325           9,068            3,160         4,244
                                       ----------        ----------      ----------       ----------    ----------
    Total other expenses                  298,338           296,380         276,975          165,447       168,012
                                       ----------        ----------      ----------       ----------    ----------
NET INCOME (LOSS)                      $   45,290        $   36,297      $  126,549       $   19,239    $  (16,788)
                                       ----------        ----------      ----------       ----------    ----------
                                       ----------        ----------      ----------       ----------    ----------








            The accompanying notes are an integral part of these statements.

                             MUAR LAKES ASSOCIATES, L.P.

                      STATEMENTS OF CHANGES IN PARTNERS' EQUITY

PARTNERS' EQUITY - January 1, 1992                          $(368,310)

Change in accounting method                                   424,767

Net income - 1993                                             126,549

Distributions - 1993                                         (120,000)

Syndication costs                                              (3,458)
                                                            ---------

PARTNERS' EQUITY - December 31, 1993                           59,548

Net income - 1994                                              36,297

Distributions - 1994                                          (60,000)

Syndication costs                                                (554)
                                                              -------

PARTNERS' EQUITY - December 31, 1994                           35,291

Net income - 1995                                              45,290

Distributions - 1995                                          (60,000)
                                                              -------

PARTNERS' EQUITY - December 31, 1995                           20,581

Net income for the seven months ended
 July 31, 1996 (unaudited)                                     19,239
                                                               ------

PARTNERS' EQUITY - July 31, 1996 (unaudited)                  $39,820
                                                              -------
                                                              -------














           The accompanying notes are an integral part of these statements.

                             MUAR LAKES ASSOCIATES, L.P.
                               STATEMENTS OF CASH FLOWS

                                                        ----- Years Ended December 31, -----     -- Seven Months Ended July 31, --
                                                          1995         1994           1993           1996                1995
                                                          ----         ----           ----           ----                ----
                                                                                                  (Unaudited)         (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss)                                 $    45,290    $    36,297    $   126,549    $    19,239         $   (16,788)
  Adjustment to reconcile net income (loss)
   to net cash flow from operating activities:
     Depreciation and amortization                       68,419         87,466         78,844         38,173              39,912
     Changes in:
        Accounts receivable                                 528          1,575            609         (3,316)             (4,157)
        Inventory                                           220             75            888            267                   -
        Prepaid expenses                                 (3,179)        (1,325)        19,510          6,282               6,174
        Deposits                                          1,611         (1,611)          (300)             -               1,611
        Accounts payable                                 19,034         (2,725)        (1,475)         2,476              13,658
        Due to related party                            (29,000)        29,000              -              -             (29,000)
        Accrued expenses                                 (1,023)          (944)         4,681          7,891               6,023
                                                    ------------   ------------   ------------   ------------         -----------
          Net cash flow from operating activities       101,900        147,808        229,306         71,012              17,433
                                                    ------------   ------------   ------------   ------------         -----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Property and equipment additions                      (33,415)       (31,014)       (24,367)       (14,211)            (23,363)
                                                    ------------   ------------   ------------   ------------         -----------

          Net cash flow from investing activities       (33,415)       (31,014)       (24,367)       (14,211)            (23,363)
                                                    ------------   ------------   ------------   ------------         -----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Borrowings on mortgage payable                              -              -          4,633              -                   -
  Repayments on mortgage payable                        (30,117)       (25,777)       (25,236)       (28,330)            (12,301)
  Increase in mortgage acquisition costs                      -              -        (23,208)             -                   -
  Increase in syndication costs                               -           (554)        (3,458)             -                   -
  Repayments on capital lease obligation                   (215)        (2,368)        (2,583)             -                (215)
  Partners' distributions                               (60,000)       (60,000)      (120,000)             -                   -
                                                    ------------   ------------   ------------   ------------         -----------

          Net cash flow from financing activities       (90,332)       (88,699)      (169,852)       (28,330)            (12,516)
                                                    ------------   ------------   ------------   ------------         -----------

NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS         (21,847)        28,095         35,087         28,471             (18,446)

CASH AND EQUIVALENTS - beginning of period               76,420         48,325         13,238         54,573              76,420
                                                    ------------   ------------   ------------   ------------         -----------

CASH AND EQUIVALENTS - end of period                $    54,573    $    76,420    $    48,325    $    83,044          $   57,974
                                                    ------------   ------------   ------------   ------------         -----------
                                                    ------------   ------------   ------------   ------------         -----------



           The accompanying notes are an integral part of these statements.

                             MUAR LAKES ASSOCIATES, L.P.

                            NOTES TO FINANCIAL STATEMENTS




(1) THE PARTNERSHIP

    Muar Lakes Associates, L.P. (the Partnership) owns and operates a hotel located in Canandaigua, New York. During 1993, the Partnership was reorganized as a limited Partnership and named Muar Lakes Hotel Corp. as the general partner.

    In 1993, Muar Lakes Hotel Corp. purchased one percent of the partnership from the Estate of Loren Ansley, a former partner in the Partnership.

    Profits, losses and distributions are allocated to partners based on their ownership percentages.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting -

    The Partnership prepares its financial statements using the accrual basis of accounting.
    Cash and Equivalents -

    Cash and equivalents include demand deposits and money market accounts. Deposits are federally insured up to $100,000 at each institution. At times, amounts in these accounts may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and equivalents.

    Inventory -

    Inventory is recorded at the lower of cost, on the first-in, first-out basis, or market. Inventory consists primarily of linens.

    Property and Equipment -

    Property and equipment is recorded at cost. Depreciation is provided using accelerated and straight-line methods over the following estimated useful lives:

         Building and improvements        31.5 - 40 years
         Furniture and equipment             3 -  7 years

    Mortgage Acquisition Costs -

    Costs incurred to obtain financing are being amortized using the straight-line method over the term of the related mortgage.

    Income Taxes -

    No provision is made for income taxes in the accompanying financial statements as the taxable income of the Partnership is included on the individual income tax returns of the partners.

    Estimates -

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:


                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994          1996
                                           ----           ----        --------
                                                                    (Unaudited)

    Land, building and improvements  $ 1,407,215    $ 1,407,215    $ 1,407,215
    Furniture and equipment              280,499        247,084        294,711
                                     -----------    -----------    -----------

                                       1,687,714      1,654,299      1,701,926

    Less:  Accumulated depreciation     (633,665)      (566,793)      (670,936)
                                     -----------    -----------    -----------

                                     $ 1,054,049    $ 1,087,506    $ 1,030,990
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------


(4) MORTGAGE ACQUISITION COSTS

    Mortgage acquisition costs consisted of the following:

                                             December 31,
                                             ------------
                                                                     July 31,
                                          1995           1994          1996
                                          ----           ----        --------
                                                                    (Unaudited)

    Mortgage acquisition costs       $    23,208    $    23,208    $    23,208

    Less:  Accumulated amortization       (3,739)        (2,192)        (4,642)
                                     -----------    -----------    -----------

                                     $    19,469    $    21,016    $    18,566
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------

(5) MORTGAGE PAYABLE

    The Partnership's mortgage requires monthly payments of $12,434, including principal and interest at the prime rate plus 1 1/2% through August, 2008, at which time the remaining balance is due. The mortgage is collateralized by substantially all assets of the Partnership and is guaranteed by the partners based on their ownership percentages.

    Future scheduled principal payments on the mortgage payable at December 31, 1995 were as follows:

              1996                       $37,818
              1997                        41,961
              1998                        46,557
              1999                        51,657
              2000                        57,316
        Thereafter                       848,634
                                         -------

                                      $1,083,943
                                      ----------
                                      ----------

    Interest paid in 1995, 1994 and 1993 was approximately $116,000, $96,000 and $83,000, respectively. Interest paid for the seven months ended July 31, 1996 and 1995 was approximately $63,000 (unaudited) and $69,000 (unaudited), respectively.

    The carrying value of debt approximates fair value based on the interest rate currently charged.


(6) RELATED PARTY TRANSACTIONS

    The Partnership is related to other hotel properties through common management (Hudson Hotels) and for some properties, similar owners. Hudson Hotels is a limited partner in the Partnership and owns the PartNership's general partner.

    On an interim basis, the related entities may borrow funds from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

    The Partnership's managing agent, Hudson Hotels, is paid for services it provides to the Partnership under the terms of a management agreement which extends through May, 2004 as follows:

    a) monthly management fee equal to 4.5% of the gross revenues of the Partnership plus direct expenses incurred. This fee was $35,914, $35,351 and $38,378 in 1995, 1994 and 1993, respectively. This fee was $20,244 (unaudited) and $18,325 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

    b) monthly accounting fee of $725. This fee was $8,700 in both 1995 and 1994 and $8,300 in 1993. This fee was $5,075 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

    c) monthly corporate sales fee of $350. This fee was $4,200 in both 1995 and 1994 and $3,400 in 1993. This fee was $2,450 (unaudited) for each of the seven months ended July 31, 1996 and 1995.


(7) COMMITMENTS

    The Partnership is required to remit monthly royalty fees of 4% of gross room revenue plus additional monies for marketing assessments and reservation fees to its Franchisor, Choice Hotels International based on a franchise agreement which extends through December, 2013. This agreement may be terminated at various intervals by either party. Total fees were approximately $61,000 and $60,000 and $57,000 in 1995, 1994 and 1993,
    respectively. Total fees were approximately $35,000 (unaudited) and $30,000 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.


(8) CHANGE IN ACCOUNTING METHOD

    Prior to 1993, the Partnership kept its records and prepared its financial statements on the income tax basis of accounting which differed from generally accepted accounting principles primarily in the calculation of depreciation and the recording of changes in the basis of property related to changes in ownership of partnership interests. During 1993, the Partnership adopted depreciation methods and adjusted the accounting for changes in ownership of partnership interests to be consistent with generally accepted accounting principles. Appropriate adjustments were made to restate partners' equity for these changes.

                             INDEPENDENT AUDITORS' REPORT




To the Partners of

          Jamestown Hotel Properties, L.P.:


We have audited the accompanying balance sheets of Jamestown Hotel Properties, L.P. (a New York Limited Partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamestown Hotel Properties, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
February 21, 1996.

                              JAMESTOWN HOTEL PROPERTIES
                                    BALANCE SHEETS

                                 ASSETS
                                                --------- December 31, ---------
                                                                                               July 31,
                                                     1995                     1994               1996
                                                     ----                     ----             --------
                                                                                             (Unaudited)
CURRENT ASSETS:
  Cash and equivalents                         $    61,584              $    72,671         $   168,512
  Accounts receivable                               27,709                   22,756              32,094
  Inventory                                          9,254                    9,116               9,069
  Prepaid expenses                                  23,230                   31,627              14,916
                                               -----------              -----------         -----------

     Total current assets                          121,777                  136,170             224,591
                                               -----------              -----------         -----------

PROPERTY AND EQUIPMENT, net                      2,233,051                2,243,331           2,195,789
                                               -----------              -----------         -----------
OTHER ASSETS:
  Escrow deposit                                         -                   70,883                   -
  Mortgage acquisition costs, net                   15,255                   31,896               5,546
                                               -----------              -----------         -----------

     Total other costs                              15,255                  102,779               5,546
                                               -----------              -----------         -----------

                                               $ 2,370,083              $ 2,482,280         $ 2,425,926
                                               -----------              -----------         -----------
                                               -----------              -----------         -----------


             LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
  Current portion of mortgage payable          $ 1,804,451             $    189,842         $ 1,693,710
  Accounts payable                                  25,097                   56,523              51,625
  Accrued payroll and related expense                9,777                    8,595              12,518
  Other accrued expenses                            22,403                   24,323              26,921
                                               -----------              -----------         -----------

     Total current liabilities                   1,861,728                  279,283           1,784,774

MORTGAGE PAYABLE, net of current portion                 -                1,807,600                   -
                                               -----------              -----------         -----------

     Total liabilities                           1,861,728                2,086,883           1,784,774

PARTNERS' EQUITY                                   508,355                  395,397             641,152
                                               -----------              -----------         -----------

                                               $ 2,370,083              $ 2,482,280         $ 2,425,926
                                               -----------              -----------         -----------
                                               -----------              -----------         -----------






    The accompanying notes are an integral part of these statements.

                              JAMESTOWN HOTEL PROPERTIES
                                 STATEMENTS OF INCOME


                                     ------- Years Ended December 31, --------       --- Seven Months Ended July 31, ---

                                          1995           1994           1993                1996                1995
                                          ----           ----           ----                ----                ----
                                                                                        (Unaudited)         (Unaudited)
INCOME:
  Room rent                          $ 1,476,617    $ 1,324,650    $ 1,274,100          $  830,062          $  856,157
  Telephone                               40,207         41,686         40,916              17,368              25,259
  Bar income                              10,133              -              -              13,823               1,976
  Other                                   23,250         23,736         23,937              15,383              13,113
                                      ----------     ----------     ----------          ----------          ----------

     Total income                      1,550,207      1,390,072      1,338,953             876,636             896,505
                                      ----------     ----------     ----------          ----------          ----------

OPERATING EXPENSES:
  Room expense                           399,830        355,685        332,817             232,011             222,943
  Advertising and promotion              110,655         94,937         97,571              55,295              54,029
  Administrative expenses                106,065         97,020         84,826              73,473              64,525
  Repairs and maintenance                 91,484         79,030         79,261              41,516              47,918
  Utilities                               47,470         51,319         51,133              31,422              28,684
  Telephone                               17,377         20,016         16,515               8,295              11,111
  Bar expenses                             8,208              -              -               7,664               3,045
  Other                                   27,677         22,031         21,950              16,522              12,724
                                      ----------     ----------     ----------          ----------          ----------

     Total operating expenses            808,766        720,038        684,073             466,198             444,979
                                      ----------     ----------     ----------          ----------          ----------

     Income from operations              741,441        670,034        654,880             410,438             451,526
                                      ----------     ----------     ----------          ----------          ----------

OTHER (INCOME) EXPENSE:
  Interest expense                       177,716        164,008        235,517              90,016             106,253
  Depreciation and amortization          126,850        121,766        112,067              77,449              73,996
  Management fee                          72,402         64,970         62,322              40,357              41,860
  Real estate taxes                       63,473         58,772         58,287              40,919              34,823
  Franchise fee                           44,038         39,598         37,649              22,423              23,080
  Insurance                               11,662         12,831         15,067               6,567               6,909
  Gain on sale of property                     -        (72,174)             -                   -                   -
  Interest income                         (2,658)        (1,465)        (1,397)                (90)             (1,205)
                                      ----------     ----------     ----------          ----------          ----------

     Total other (income) expense        493,483        388,306        519,512             277,641             285,716
                                      ----------     ----------     ----------          ----------          ----------

NET INCOME                            $  247,958     $  281,728     $  135,368          $  132,797          $  165,810
                                      ----------     ----------     ----------          ----------          ----------
                                      ----------     ----------     ----------          ----------          ----------








              The accompanying notes are an integral part of these statements.

                        JAMESTOWN HOTEL PROPERTIES, L.P.

                    STATEMENTS OF CHANGES IN PARTNERS' EQUITY


PARTNERS' EQUITY - January 1, 1993                     $      (654,135)

     Change in accounting method                               725,991

     Net income                                                135,368

     Distributions - 1993                                      (50,000)

     Syndication costs                                          (3,555)
                                                       ---------------


PARTNERS' EQUITY - December 31, 1993                           153,669

     Net income - 1994                                         281,728

     Distributions - 1994                                      (40,000)
                                                       ---------------


PARTNERS' EQUITY - December 31, 1994                           395,397

     Net income - 1995                                         247,958

     Distributions - 1995                                     (135,000)
                                                       ---------------


PARTNERS' EQUITY - December 31, 1995                           508,355

     Net income for the seven months ended
      July 31, 1996 (unaudited)                                132,797
                                                       ---------------


PARTNERS' EQUITY - July 31, 1996 (unaudited)           $       641,152
                                                       ---------------
                                                       ---------------






        The accompanying notes are an integral part of these statements.

                           JAMESTOWN HOTEL PROPERTIES
                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                   ------Years Ended December 31,------              -Seven Months Ended July 31,-

                                                   1995           1994             1993                 1996              1995
                                                   ----           ----             ----                 ----              ----
                                                                                                     (Unaudited)       (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                   $  247,958     $  281,728       $  135,368           $  132,797        $  165,810
  Adjustment to reconcile net income to
   net cash flow from operating activities:
    Depreciation and amortization                 126,850        121,766          112,067               77,449            73,996
    Gain on sale of property                            -        (72,174)               -                    -                 -
    Changes in:
    Accounts receivable                            (4,953)         4,194           (8,879)              (4,385)              (22)
    Inventory                                        (138)        (2,305)           1,637                  185              (939)
    Prepaid expenses                                8,397        (13,784)           1,353                8,314            12,820
    Accounts payable                              (31,426)        32,445           (6,390)              26,528           (31,698)
    Accrued expenses                                 (738)         9,714           (9,821)               7,259             1,089
                                               ----------     ----------       ----------           ----------        ----------

      Net cash flow from
        operating activities                      345,950        361,584          225,335              248,147           221,056
                                               ----------     ----------       ----------           ----------        ----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Property and equipment additions                (99,929)       (86,130)         (38,376)             (30,478)          (75,112)
  Proceeds from sale of property, net                   -        143,311                -                    -                 -
  Changes in escrow deposit                        70,883        (70,883)               -                    -            70,883
                                               ----------     ----------       ----------           ----------        ----------

      Net cash flow from
        investing activities                      (29,046)       (13,702)         (38,376)             (30,478)           (4,229)
                                               ----------     ----------       ----------           ----------        ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Repayments on mortgage payable                 (192,991)      (249,022)        (104,356)            (110,741)         (113,890)
  Partners' distributions                        (135,000)       (40,000)         (50,000)                   -           (75,000)
  Increase in mortgage acquisition costs                -              -          (48,537)                   -                 -
  Increase in syndication costs                         -              -           (3,555)                   -                 -
                                               ----------     ----------       ----------           ----------        ----------
  Net cash flow from
  financing activities                           (327,991)      (289,022)        (206,448)            (110,741)         (188,890)
                                               ----------     ----------       ----------           ----------        ----------

NET INCREASE (DECREASE) IN CASH AND
 EQUIVALENTS                                      (11,087)        58,860          (19,489)             106,928            27,937

CASH AND EQUIVALENTS - beginning of period         72,671         13,811           33,300               61,584            72,671
                                               ----------     ----------       ----------           ----------        ----------

CASH AND EQUIVALENTS - end of period           $   61,584     $   72,671       $   13,811           $  168,512        $  100,608
                                               ----------     ----------       ----------           ----------        ----------
                                               ----------     ----------       ----------           ----------        ----------



        The accompanying notes are an integral part of these statements.

                        JAMESTOWN HOTEL PROPERTIES, L.P.

                          NOTES TO FINANCIAL STATEMENTS




(1)  THE PARTNERSHIP

     Jamestown Hotel Properties, L.P. (the Partnership) owns and operates a hotel located in Jamestown, New York. During 1993, the Partnership was reorganized as a limited partnership and named Jamestown Hotel Corp. as its general partner.

     Profits, losses and distributions are allocated to partners based on their ownership percentages.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting -

     The Partnership prepares its financial statements using the accrual basis of accounting.

     Cash and Equivalents -

     Cash and equivalents include demand deposits and money market accounts. Deposits are federally insured up to $100,000 at each institution. At times, amounts in these accounts may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and equivalents.

     Inventory -

     Inventory is recorded at the lower of cost, determined on the first-in, first-out basis, or market. Inventory consists primarily of linens.

     Property and Equipment -

     Property and equipment is recorded at cost. Depreciation is provided using accelerated and straight-line methods over the following estimated useful lives:

                    Building and improvements       31.5 - 40 years
                    Furniture and equipment            3 -  7 years

     Escrow Deposit -

     The Partnership escrow deposit at December 31, 1994 of $70,883 represented an amount held in escrow by a bank as security for the construction of improvements to the property. During 1995, the improvements were completed and the escrow was released to the Partnership.

     Mortgage Acquisition Costs -

     Costs incurred to obtain financing are being amortized using the straight-line method over the term of the related mortgage.

     Income Taxes -

     No provision is made for income taxes in the accompanying financial statements as the taxable income of the Partnership is included on the individual income tax returns of the partners.

     Estimates -

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3)  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31:

                                        December 31,
                                        ------------             July 31,
                                    1995            1994           1996
                                    ----            ----         --------
                                                                (Unaudited)

     Land, building and
      improvements               $2,685,928      $2,765,155      $2,685,928
     Furniture and equipment        609,047         499,652         639,523
                                 ----------      ----------      ----------

                                  3,294,975       3,264,807       3,325,451

     Less:  Accumulated
           depreciation          (1,061,924)     (1,021,476)     (1,129,662)
                                 ----------      ----------      ----------
                                 $2,233,051      $2,243,331      $2,195,789
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------

(4)  MORTGAGE PAYABLE

     The Partnership's mortgage requires monthly payments of $15,820 plus interest at the LIBOR rate plus 3.25% (8.94%, 9.25% and 6.8125% at December 31, 1995, 1994 and 1993, respectively) through November 1996, at which time a balloon payment of $1,649,400 is due. The Partnership is in the process of refinancing the mortgage. The mortgage is collateralized by substantially all assets of the Partnership and is guaranteed by the partners based on their ownership percentages.

     Interest paid in 1995, 1994 and 1993 was approximately $179,000, $148,000 and $256,000, respectively. Interest paid for the seven months ended July 31, 1996 and 1995 was approximately $92,000 (unaudited) and $106,000 (unaudited), respectively.

     The carrying value of the mortgage approximates fair value based on the interest rate charged.


(6)  RELATED PARTY TRANSACTIONS

     The Partnership is related to other hotel properties through common management (Hudson Hotels) and, for some properties, similar owners. Hudson Hotels is a limited partner in the Partnership and owns the Partnership's general partner.

     On an interim basis, the related entities may borrow funds from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

     The Partnership's managing agent, Hudson Hotels, is paid for services it provides to the Partnership under the terms of a month-to-month management agreement as follows:

     a) monthly management fee equal to 4.5% of the gross revenue of the partnership plus direct expenses incurred. This fee was $72,402, $64,970 and $62,322 in 1995, 1994 and 1993, respectively. This fee was $40,357 (unaudited) and $41,860 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

     b) monthly accounting fee of $775. This fee was $9,300 in both 1995 and 1994 and $8,700 in 1993. This fee was $5,425 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

     c) monthly corporate sales fee of $400. This fee was $4,800 in both 1995 and 1994 and $4,700 in 1993. This fee was $2,800 (unaudited) for each of the seven months ended July 31, 1996 and 1995.


(7)  COMMITMENTS

     The Partnership is required to remit monthly royalty fees of 3% of gross room revenue plus additional monies for marketing assessments and reservation fees to its franchisor, Choice Hotels International, based on a franchise agreement which extends through August 2003. This agreement may be terminated at various intervals by either party. Total fees were approximately $113,000, $101,000 and $100,000 in 1995, 1994 and 1993,
     respectively.

     Total fees were approximately $58,000 (unaudited) and $59,000 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

(8)  CHANGE IN ACCOUNTING METHOD

     Prior to 1993, the Partnership kept its records and prepared its financial statements on the income tax basis of accounting which differed from generally accepted accounting principles primarily in the calculation of depreciation and the recording of changes in the basis of property related to changes in ownership of partnership interests. During 1993, the partnership adopted depreciation methods and adjusted the accounting for changes in ownership of partnership interests to be consistent with generally accepted accounting principles. Appropriate adjustments were made to restate partners' equity for these changes.

                          INDEPENDENT AUDITORS' REPORT




To the Partners of

     Delray Beach Hotel Properties, Ltd.:


We have audited the accompanying balance sheets of Delray Beach Hotel Properties, Ltd. (a Florida Limited Partnership) as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity (deficit) and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delray Beach Hotel Properties, Ltd. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
February 8, 1996.

                     DELRAY BEACH HOTEL PROPERTIES LIMITED
                                 BALANCE SHEETS

                                     ASSETS
                                     ------
                                           ------December 31,----
                                                                       July 31,
                                               1995         1994         1996
                                               ----         ----         ----
                                                                     (Unaudited)
CURRENT ASSETS:
  Cash and equivalents                     $  481,777   $  323,473   $  144,605
  Accounts receivable                         159,851      195,419      100,720
  Demand notes receivable from
    related parties                                 -      122,000      148,583
  Inventory                                    53,048       53,091       41,722
  Prepaid expenses                             37,412       44,239       60,075
  Due from related party                            -       29,000            -
  Other                                             -        2,688            -
                                           ----------   ----------   ----------

      Total current assets                    732,088      769,910      495,705
                                           ----------   ----------   ----------

PROPERTY AND EQUIPMENT, net                 6,422,918    6,434,734    6,276,336
                                           ----------   ----------   ----------

OTHER ASSETS:
  Deposits                                     19,671       22,375       15,675
  Intangible assets, net                      169,398       28,935      159,101
                                           ----------   ----------   ----------

    Total other costs                         189,069       51,310      174,776
                                           ----------   ----------   ----------

                                           $7,344,075   $7,255,954   $6,946,817
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------


                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
                   ------------------------------------------

CURRENT LIABILITIES:
  Current portion of note payable          $   60,000  $         -   $   90,000
  Current portion of mortgage payable          89,355      117,251       93,917
  Accounts payable                            134,104       74,707       87,610
  Customer deposits                            81,746       70,615       58,345
  Accrued expenses                             98,031       94,270      185,408
  Deferred revenue                            921,976      914,781      292,395
                                           ----------   ----------   ----------

    Total current liabilities               1,385,212    1,271,624      807,675


NOTE PAYABLE - net of current portion         940,000            -      902,500
                                           ----------   ----------   ----------

MORTGAGE PAYABLE, net of current portion    5,310,645    5,304,434    5,259,756
                                           ----------   ----------   ----------

    Total liabilities                       7,635,857    6,576,058    6,969,931

PARTNERS' EQUITY (DEFICIT)                   (291,782)     679,896     (23,1142)
                                           ----------   ----------   ----------

                                           $  7,344,0   $7,255,954   $6,946,817
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

        The accompanying notes are an integral part of these statements.

                     DELRAY BEACH HOTEL PROPERTIES LIMITED
                              STATEMENTS OF INCOME


                                                        --------- Years Ended December---------        -Seven Months Ended July 31,-
                                                        1995             1994              1993            1996             1995
                                                        ----             ----              ----            ----             ----
                                                                                                        (Unaudited)      (Unaudited)

INCOME:
  Room rent                                        $ 1,873,329      $ 1,770,916       $ 1,798,626     $ 1,322,808      $ 1,292,213
  Beach club                                         1,450,965        1,389,760         1,182,456         842,051          808,155
  Food and beverage                                  1,168,590        1,193,172         1,120,619         748,276          770,239
  Telephone                                             62,708           55,499            59,512          33,113           42,858
  Other                                                 24,135           24,552            19,095          11,240           16,310
                                                   -----------      -----------       -----------     -----------      -----------

    Total income                                     4,579,727        4,433,899         4,180,308       2,957,488        2,929,775
                                                   -----------      -----------       -----------     -----------      -----------

OPERATING EXPENSES:
  Food and beverage                                  1,096,788        1,100,606           959,621         693,390          681,919
  Room expense                                         591,249          547,787           521,621         352,236          341,552
  Repairs and maintenance                              284,622          307,550           293,052         161,685          161,076
  Administrative expenses                              243,385          263,498           242,027         166,240          145,578
  Beach club                                           189,582          183,887           170,758         109,119          112,813
  Utilities                                            158,695          153,198           155,568         105,283           89,502
  Advertising and promotion                            153,211          130,552           113,400         112,240           85,793
  Telephone                                             34,047           30,075            30,822          13,653           24,230
  Employee bonuses                                       7,866            7,664             8,511           5,046                -
  Other                                                 23,698           24,572            16,439          11,000           16,589
                                                   -----------      -----------       -----------     -----------      -----------

    Total operating expenses                         2,783,143        2,749,389         2,511,819       1,729,892        1,659,052
                                                   -----------      -----------       -----------     -----------      -----------

    Income from operations                           1,796,584        1,684,510         1,668,489       1,227,596        1,270,723
                                                   -----------      -----------       -----------     -----------      -----------

OTHER (INCOME) EXPENSE:
  Interest expense                                     689,958          589,118           598,563         387,617          397,610
  Depreciation and amortization                        372,061          338,645           322,350         205,202          208,451
  Management fee                                       315,369          224,485           211,822         125,714          200,868
  Insurance                                            155,792          140,315           128,841          97,133           89,929
  Real estate and property taxes                       124,222          125,278           124,129          73,616           81,486
  Interest income                                      (13,374)         (17,410)           (9,534)        (11,604)         (12,130)
                                                   -----------      -----------       -----------     -----------      -----------

  Total other (income) expense                       1,644,028        1,400,431         1,376,171         877,678          966,214
                                                   -----------      -----------       -----------      ----------      -----------

NET INCOME                                         $   152,556      $   284,079       $   292,318      $  349,918      $   304,509
                                                   -----------      -----------       -----------      ----------      -----------
                                                   -----------      -----------       -----------      ----------      -----------


        The accompanying notes are an integral part of these statements.

                       DELRAY BEACH HOTEL PROPERTIES, LTD.

               STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)


PARTNERS' EQUITY - January 1, 1993                         $   541,079

     Net income - 1993                                         292,318

     Distributions - 1993                                     (185,640)
                                                           -----------


PARTNERS' EQUITY - December 31, 1993                           647,757

     Net income - 1994                                         284,079

     Distributions - 1994                                     (251,940)
                                                           -----------


PARTNERS' EQUITY - December 31, 1994                           679,896

     Net income - 1995                                         152,556

     Distributions - 1995                                   (1,124,234)
                                                           -----------


PARTNERS' DEFICIT - December 31, 1995                         (291,782)

     Net income for the seven months ended
      July 31, 1996 (unaudited)                                349,918

     Distributions for the seven months ended
      July 31, 1996 (unaudited)                                (81,250)
                                                           -----------

PARTNERS' DEFICIT  - July 31, 1996 (unaudited)             $   (23,114)
                                                           -----------
                                                           -----------



         The accompanying note are an integral part of these statements.

                     DELRAY BEACH HOTEL PROPERTIES LIMITED
                           STATEMENTS OF CASH FLOWS


                                                      --------Years Ended December 31,-----         -Seven Months Ended July 31,-
                                                     1995             1994              1993             1996             1995
                                                     ----             ----              ----             ----             ----
                                                                                                     (Unaudited)      (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                  $     152,556      $   284,079       $   292,318       $  349,918       $  304,509
  Adjustment to reconcile net income to
  net cash flow from operating activities:
  Depreciation and amortization                     372,061          338,645           322,350          205,202          208,451
  Changes in:
    Accounts receivable                              35,568           10,273            (3,672)          59,131          111,929
    Inventory                                            43          (16,017)           (1,578)          11,326            9,655
    Other current assets                              9,515          (18,010)          (14,889)         (22,663)         (27,943)
    Due from related party                           29,000          (29,000)                -                -           29,000
    Accounts payable                                 59,397           12,458           (17,142)         (46,494)          16,855
    Customer deposits                                11,131          (10,593)          (12,116)         (23,401)         (70,615)
    Accrued expenses                                  3,761           (2,101)          (15,843)          87,377           62,104
    Deferred revenue                                  7,195           65,611           118,463         (629,581)        (626,172)
                                              -------------      -----------       -----------       ----------       ----------

       Net cash flow from
       operating activities                         680,227          635,345           667,891           (9,185)          17,773
                                              -------------      -----------       -----------       ----------       ----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Increase in demand notes receivable
    from related party                             (105,000)         (97,400)          (85,000)        (148,583)               -
  Collection of demand notes receivable             227,000           60,400           140,000                -          119,461
  Property and equipment additions                 (339,971)        (192,604)         (349,606)         (48,323)        (150,448)
  Deposits                                            2,704           (7,114)           28,562            3,996          (62,113)
                                              -------------      -----------       -----------       ----------       ----------
    Net cash flow from
  investing activities                             (215,267)        (236,718)         (266,044)        (192,910)         (93,100)
                                              -------------      -----------       -----------       ----------       ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Borrowings on mortgage payable                  5,400,000                -                 -                -                -
  Borrowing (repayment) under mortgage
    payable                                      (5,421,685)        (105,351)          (94,658)         (46,327)         (66,867)
  Borrowing (repayment) on note payable           1,000,000                -                 -           (7,500)       1,000,000
  Mortgage acquisition costs                       (160,737)               -                 -                -                -
  Partners' distributions                        (1,124,234)        (251,940)         (185,640)         (81,250)      (1,104,994)
                                              -------------      -----------       -----------       ----------       ----------


       Net cash flow from financing activities     (306,656)        (357,291)         (280,298)        (135,077)        (171,861)
                                              -------------      -----------       -----------       ----------       ----------


NET INCREASE (DECREASE) IN CASH AND
   EQUIVALENTS                                      158,304           41,336           121,549         (337,172)        (247,188)

CASH AND EQUIVALENTS - beginning of period          323,473          282,137           160,588          481,777          323,473
                                              -------------      -----------       -----------       ----------       ----------

CASH AND EQUIVALENTS - end of period          $     481,777      $   323,473       $   282,137       $  144,605       $   76,285
                                              -------------      -----------       -----------       ----------       ----------
                                              -------------      -----------       -----------       ----------       ----------


       The accompanying notes are an integral part of these statements.

                         DELRAY BEACH HOTEL PROPERTIES, LTD.

                            NOTES TO FINANCIAL STATEMENTS



(1) THE PARTNERSHIP

    Delray Beach Hotel Properties, Ltd. (the Partnership) is a limited partnership organized to operate a hotel and beach club located in Delray Beach, Florida.

    Profits and losses were originally allocated 2% to the general partner and 98% to the limited partners until such time as the limited partners received their original capital contributions, together with cash distributions equal to 10% per annum of the total cash invested. During 1995, this level of cash distributions was achieved and subsequent profits and losses are allocated 20% to the general partner and 80% to the limited partners.

    The general partner is also entitled to share in proceeds from a sale or refinancing of the facility as provided in the partnership agreement.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting -

    The Partnership prepares its financial statements using the accrual basis of accounting.

    Cash and Equivalents -

    Cash and equivalents include demand deposits and money market accounts. Deposits are federally insured up to $100,000 at each institution. At times, amounts in these accounts may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and equivalents.

    Inventory -

    Inventory is recorded at the lower of cost, determined on the first-in, first-out basis, or market.

    Property and Equipment -

    Property and equipment is recorded at cost. Depreciation is provided using accelerated and straight-line methods over the following estimated useful lives:

         Building and improvements     31.5 - 39 years
         Furniture and equipment          3 -  7 years
         Land improvements                    15 years

    Mortgage Acquisition Costs -

    Costs incurred to obtain financing are being amortized using the straight-line method over the term of the related financing.

    Organization Costs -

    Costs incurred in organizing the Partnership are being amortized using the straight-line method over 60 months.

    Deferred Revenue -

    Deferred revenue consists of beach club membership revenue paid or billed in advance. This income is recognized ratably over the membership period.

    Income Tax -

    No provision is made for income taxes in the accompanying financial statements as the taxable income of the Partnership is included on the individual income tax returns of the partners.

    Estimates -

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3) DEMAND NOTES RECEIVABLE FROM RELATED PARTIES

    Demand notes receivable from related parties bear interest at market rates and were as follows:

                                               December 31,
                                               ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Canandaigua Hotel Corp.            $        -    $         -   $   148,583
    950 Jefferson Road
     Associates, L.P.                           -         94,100             -
    Airport Hotel Properties, L.P.              -         27,900             -
                                       ----------    -----------   -----------

                                       $        -    $   122,000   $   148,583
                                       ----------    -----------   -----------
                                       ----------    -----------   -----------

    These entities are related through similar ownership.  See Note 9.

    It is impracticable to estimate the fair value of these receivables due to the related party nature of the transactions.

(4) INVENTORY

    Inventory consisted of the following:

                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Linen and supplies                 $   26,975    $    25,064   $    19,955
    Food                                   14,113         15,182        10,938
    Bar                                    11,960         12,845        10,829
                                       ----------    -----------   -----------

                                       $   53,048    $    53,091   $    41,722
                                       ----------    -----------   -----------
                                       ----------    -----------   -----------


(5) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Building and improvements          $6,905,619    $ 6,766,596   $ 6,905,619
    Furniture and equipment               998,811        889,258     1,047,134
    Land improvements                      91,394          5,139        91,394
                                       ----------    -----------   -----------

                                        7,995,824      7,660,993     8,044,147

    Less:  Accumulated
      depreciation                     (1,572,906)    (1,226,259)   (1,767,811)
                                       ----------    -----------   -----------

                                       $6,422,918    $ 6,434,734   $ 6,276,336
                                       ----------    -----------   -----------
                                       ----------    -----------   -----------


(6) INTANGIBLE ASSETS

    Intangible assets consisted of the following:

                                               December 31,
                                               ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Mortgage acquisition costs         $  160,737    $    88,266   $   160,737
    Organization costs                     15,000         15,000        15,000
    Goodwill                               10,000         10,000        10,000
                                       ----------    -----------   -----------

                                          185,737        113,266       185,737

    Less:  Accumulated
       amortization                       (16,339)       (84,331)      (26,636)
                                       ----------    -----------   -----------

                                       $  169,398    $    28,935   $   159,101
                                       ----------    -----------   -----------
                                       ----------    -----------   -----------

(7) MORTGAGE PAYABLE

    During 1995, the Partnership refinanced its mortgage with a bank. The new mortgage of $5,400,000 requires monthly payments of $52,111 including interest at 10%, through December, 1996 at which time the rate will adjust to the highest prime rate of U.S. money center banks, plus 1%. The payment will also adjust so that the remaining principal balance will amortize over twenty years. The mortgage is due in full December 2005. The mortgage is collateralized by substantially all assets of the Partnership and is guaranteed by the general partner. The limited partners have also proportionately guaranteed repayment of fixed sums of the mortgage balance not to exceed 78% of their proportionate share of the original mortgage balance.

    Future scheduled principal payments on the mortgage payable were as follows at December 31, 1995:

         1996                                         $   89,355
         1997                                             98,712
         1998                                            109,048
         1999                                            120,467
         2000                                            133,081
         Thereafter                                    4,849,337
                                                      ----------

                                                      $5,400,000
                                                      ----------
                                                      ----------

    The Partnership's financing arrangement with the bank includes the following annual financial covenants:

       a)     1.25 debt coverage.
       b)     distributions to L.P.'s not greater than net income.

    As of December 31, 1995 the Partnership is in compliance with both covenants.

    Interest paid in cash was approximately $692,000, $590,000 and $600,000 in 1995, 1994 and 1993, respectively. Interest was approximately $368,000 (unaudited) and $398,000 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

    The carrying value of Partnership debt approximates fair value based on the interest rate charged.


(8) NOTE PAYABLE

    On January 30, 1995, the Partnership issued a $1,000,000 note due in full on March 1, 2000 to Microtel Franchise & Development Corporation (MFDC). During 1996, MFDC changed its name to Hudson Hotels Corp. (Hudson Hotels). Hudson Hotels' wholly-owned subsidiary, Delray Beach Hotel Corp. is the Partnership's general partner. Hudson Hotels also owns a limited partnership interest in the Partnership.

    The note bears interest at 12% , with interest payable monthly. Minimum monthly principal payments of $7,500 are required beginning May 1, 1996. Additional principal payments can be made at any time, without penalty.
    The note is collateralized by the beach club accounts receivables and beach club dues with a second priority to that of the first mortgage.

    Future scheduled principal payments were as follows at December 31, 1995:

        1996                                          $   60,000
        1997                                              90,000
        1998                                              90,000
        1999                                              90,000
        2000                                             670,000

                                                      $1,000,000
                                                      ----------
                                                      ----------

    It is impracticable to estimate the fair value of the note payable due to the related party nature of the transaction.


(9) RELATED PARTY TRANSACTIONS

    The Partnership is related to other hotel properties through common management (Hudson Hotels) and for some properties, similar owners. Hudson Hotels is a limited partner in the Partnership and owns the Partnership's general partner.

    On an interim basis, the related entities may borrow from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

    The Partnership's managing agent, Hudson Hotels, is paid for services it provides to the Partnership under the terms of a management agreement which extends through December, 1996 as follows:

    a) monthly management fee equal to 4.5% of the gross revenues of the partnership plus direct expenses incurred. Additionally, during 1995, the Partnership paid a bonus management fee to the managing agent of $40,000 and began paying the management fee on deferred revenue.
         Total management fees were $303,369, $212,485 and $199,822 in 1995,
         1994 and 1993, respectively. Total management fees were $125,714 (unaudited) and $200,868 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

    b) monthly accounting fee of $1,300 since February, 1994 and $1,250 prior to February, 1994. This fee was $15,600, $15,500 and $14,250 in 1995,
         1994 and 1993, respectively. This fee was $9,100 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

    c) monthly corporate sales fee of $1,000 since May, 1994 and $800 per month prior to May, 1994. This fee was $12,000, $11,200 and $9,600 in 1995, 1994 and 1993, respectively. This fee was $7,000 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

    A monthly consulting fee of $1,000 was paid to the general partner through December 1995. This fee was $12,000 in each of 1995, 1994 and 1993. This fee increased to $1,833 per month on January 1, 1996 (unaudited). This fee was $12,833 (unaudited) and $7,000 (unaudited) for the seven months ended July 31, 1996 and 1997, respectively.

(10) LITIGATION

    On October 26, 1990, a complaint was filed in Palm Beach County Circuit Court, Florida, by Seagate Beach Quarters, Inc., a Florida corporation (Bearing Case #90-12358-AB), seeking damages plus interest and costs, against Rochester Community Savings Bank, (RCSB), a New York based bank, SHORE Holdings, Inc. (SHORE), a subsidiary of RCSB and naming Hudson Hotels as a co-defendant. On December 6, 1990, Delray Beach Hotel Properties Limited, a Florida limited partnership controlled by Hudson Hotels, purchased the Seagate Hotel and Beach Club from RCSB's subsidiary, SHORE. The purchase contract included in indemnification of Hudson Hotels against any action resulting from previously negotiated contracts between RCSB's subsidiaries and third-parties. Case #90-12358-AB contained allegations that RCSB's subsidiary, SHORE Holdings, defaulted in its obligation under a Contract for Purchase and Sale, dated August 16, 1990, and failed to go forward with the transaction due to alleged tortious negotiations between RCSB and Hudson Hotels. On March 17, 1994, the Court granted Summary Judgment in favor or RCSB and Hudson Hotels which judgment was appealed by Seagate. The Fourth District Court of Appeal in Florida affirmed the summary judgment on RCSB and reversed the summary judgment granted in favor of Hudson Hotels, remanding the action to Circuit Court for further consideration. On August 15, 1994, Seagate proceeded to trial against SHORE in Case #90-12358-AB. During the course of the trial, Seagate took a voluntary dismissal of their action against SHORE. On September 8, 1994, Seagate refiled its lawsuit against SHORE and joined Delray Beach Hotel Properties Limited, through its general partner, Delray Beach Hotel Corp. (Bearing Case #94-6961-AF). The new case against SHORE was brought essentially on the same facts as stated above. The claim against Delray Beach Hotel Properties Limited was identical to the conspiracy and tortious interference with a business relationship claim currently existing against Hudson Hotels. On January 27, 1995, the Court issued an Order dismissing the Amended Complaint as to Delray Beach Hotel Properties Limited. The Circuit Court has consolidated the case against Hudson Hotels (Case #90-12358-AB) and the case against SHORE (Case #94-6961-AF) and it is anticipated those suits will go to trial during 1996.

    After taking into consideration legal counsel's evaluation of all such actions, management is of the opinion that the outcome of each such proceeding or claim which is pending will not have a significant effect on Delray Beach Hotel Properties, Ltd.'s financial statements.

                             INDEPENDENT AUDITORS' REPORT




To the Partners of

         Brookwood Hotel Properties:


We have audited the accompanying balance sheets of Brookwood Hotel Properties (a New York General Partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' deficit and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brookwood Hotel Properties as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
February 13, 1996.

                              BROOKWOOD HOTEL PROPERTIES

                                    BALANCE SHEETS

                                        ASSETS


                                                       ------- December 31, -------

                                                                                                July 31,
                                                          1995                1994                1996
                                                          ----                ----                ----
                                                                                              (Unaudited)
CURRENT ASSETS:
  Cash and equivalents                                 $ 138,518         $    77,099         $   122,610
  Real estate tax escrow deposits                         89,400              79,824             124,607
  Accounts receivable                                     99,217             113,515             102,645
  Other receivables                                            -              42,609               2,915
  Inventory                                               14,803              17,962              13,281
  Prepaid expenses                                        61,435              56,858              23,510
  Due from related party                                   7,273               4,187                   -
                                                      ----------         -----------         -----------
    Total current assets                                 410,646             392,054             389,568
                                                      ----------         -----------         -----------

PROPERTY AND EQUIPMENT, net                            5,678,278           5,897,755           5,553,629
                                                      ----------         -----------         -----------

OTHER ASSETS:
  Intangible assets, net                                  60,398              85,598              45,698
  Other                                                        -               2,784                   -
                                                      ----------         -----------         -----------
    Total other costs                                     60,398              88,382              45,698
                                                      ----------         -----------         -----------

                                                      $6,149,322         $ 6,378,191         $ 5,988,895
                                                      ----------         -----------         -----------
                                                      ----------         -----------         -----------

                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Line-of-credit                                      $        -         $    94,975         $    80,000
  Current portion of mortgages payable                   121,685             110,151             128,963
  Current portion of capital lease obligations             6,144               6,144               5,122
  Accounts payable                                        55,192              42,587              53,899
  Accrued payroll and related expenses                    20,382              14,326              20,986
  Accrued interest                                        85,972              57,413              73,485
  Other accrued expenses                                  38,309              31,846              29,209
  Customer deposits                                       19,891              22,281              28,255
  Due to related party                                       571               6,595             103,507
                                                      ----------         -----------         -----------

    Total current liabilities                            348,146             386,318             523,426
                                                      ----------         -----------         -----------

LONG-TERM LIABILITIES:
  Mortgages payable, net of current portion            6,583,958           6,707,064           6,507,174
  Capital lease obligations, net of current portion        2,564               8,710                   -
                                                      ----------         -----------         -----------
    Total long-term liabilities                        6,586,522           6,715,774           6,507,174
                                                      ----------         -----------         -----------
    Total liabilities                                  6,934,668           7,102,092           7,030,600

PARTNERS' EQUITY (DEFICIT)                              (785,346)           (723,901)         (1,041,705)
                                                      ----------         -----------         -----------

                                                      $6,149,322         $ 6,378,191         $ 5,988,895
                                                      ----------         -----------         -----------
                                                      ----------         -----------         -----------


           The accompanying notes are an integral part of these statements.

                              BROOKWOOD HOTEL PROPERTIES
                                 STATEMENTS OF INCOME


                                       ------------ Years Ended December 31, -------      -- Seven Months Ended July 31, --

                                           1995              1994              1993              1996              1995
                                           ----              ----              ----              ----              ----
                                                                                             (Unaudited)       (Unaudited)
INCOME:
  Room rent                            $2,518,111        $2,337,901        $2,485,625        $1,434,500        $1,369,088
  Restaurant rent                          44,652            73,246           143,030                 -            33,202
  Telephone                                84,486            75,926            82,081            42,625            50,558
  Other                                    65,714            61,527            66,621            52,751            37,594
                                       ----------        ----------        ----------        ----------        ----------

    Total income                        2,712,963         2,548,600         2,777,357         1,529,876         1,490,442
                                       ----------        ----------        ----------        ----------        ----------

OPERATING EXPENSES:
  Room expense                            652,605           615,813           632,430           383,313           359,181
  Administrative expenses                 196,078           182,416           182,215           193,627           114,299
  Repairs and maintenance                 164,493           166,543           169,998            93,813            97,474
  Utilities                               166,513           170,221           155,871           117,503           100,300
  Advertising and promotion               137,755           144,645           127,603            76,176            81,253
  Telephone                                46,043            45,357            44,907            20,984            26,804
  Restaurant rent                               -                 -                 -            50,664                 -
  Other                                    47,237            43,579            46,445            29,322            24,895
                                       ----------        ----------        ----------        ----------        ----------

    Total operating expenses            1,410,724         1,368,574         1,359,469           965,402           804,206
                                       ----------        ----------        ----------        ----------        ----------

    Income from operations              1,302,239         1,180,026         1,417,888           564,474           686,236
                                       ----------        ----------        ----------        ----------        ----------

OTHER (INCOME) EXPENSE:
  Interest expense                        723,613           708,867           745,535           413,694           424,406
  Depreciation and amortization           303,904           348,722           368,613           172,999           172,783
  Real estate taxes                       165,626           156,639           144,623            90,421            95,750
  Management fee                          124,976           112,952           119,372            70,134            67,509
  Insurance                                46,503            47,757            46,909            23,602            25,895
  Interest income                            (938)           (1,292)           (4,337)              (17)              (30)
                                       ----------        ----------        ----------        ----------        ----------

    Total other (income) expense        1,363,684         1,373,645         1,420,715           770,833           786,313
                                       ----------        ----------        ----------        ----------        ----------

NET LOSS                               $  (61,445)       $ (193,619)       $   (2,827)       $ (206,359)       $ (100,077)
                                       ----------        ----------        ----------        ----------        ----------
                                       ----------        ----------        ----------        ----------        ----------


           The accompanying notes are an integral part of these statements.

                              BROOKWOOD HOTEL PROPERTIES

                      STATEMENTS OF CHANGES IN PARTNERS' DEFICIT


PARTNERS' DEFICIT  - January 1, 1993               $   (427,455)

    Net loss - 1993                                      (2,827)

    Distributions - 1993                               (100,000)
                                                    ------------


PARTNERS' DEFICIT - December 31, 1993                  (530,282)

    Net loss - 1994                                    (193,619)
                                                    ------------


PARTNERS' DEFICIT - December 31, 1994                  (723,901)

    Net loss - 1995                                     (61,445)
                                                    ------------


PARTNERS' DEFICIT - December 31, 1995                  (785,346)

    Net loss for the seven months ended
     July 31, 1996 (unaudited)                         (206,359)

    Distributions for the seven months ended
     July 31, 1996 (unaudited)                          (50,000)
                                                    ------------


PARTNERS' DEFICIT - July 31, 1996 (unaudited)      $ (1,041,705)
                                                    ------------
                                                    ------------

           The accompanying notes are an integral part of these statements.

                              BROOKWOOD HOTEL PROPERTIES
                               STATEMENTS OF CASH FLOWS


                                                    ------Years Ended December 31, -------    -- Seven Months Ended July 31, --

                                                     1995            1994            1993            1996            1995
                                                     ----            ----            ----            ----            ----
                                                                                                 (Unaudited)     (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                        $ (61,445)      $(193,619)      $  (2,827)      $(206,359)      $(100,077)
   Adjustment to reconcile net loss to net
   cash flow from operating activities:
    Depreciation and amortization                   303,904         348,722         368,613         172,999         172,783
    Changes in:
      Real estate tax escrow deposits                (9,576)         (3,456)         (7,958)        (35,207)        (40,779)
      Accounts receivable                            14,298         (25,972)        (56,787)         (3,428)         68,815
      Other receivables                              42,609         (42,609)              -          (2,915)         42,609
      Inventory                                       3,159          (5,120)         (1,209)          1,522               1
      Prepaid expenses                               (4,577)          2,098          (4,464)         37,925          29,091
      Due from/to related party                      (9,110)         14,420         (12,012)        110,209         (29,777)
      Other assets                                    2,784          (2,484)           (300)              -           2,784
      Accounts payable                               12,605         (37,101)         (1,551)         (1,293)         31,243
      Accrued expenses                               41,078         (21,994)         69,428         (20,983)         (8,715)
      Customer deposits                              (2,390)         (1,158)         23,439           8,364         (22,281)
                                                  ---------       ---------       ---------       ---------      ----------

        Net cash flow from operating activities     333,339          31,727         374,372          60,834         145,697
                                                  ---------       ---------       ---------       ---------      ----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Change in demand notes receivable                       -          55,000         (55,000)              -               -
  Property and equipment additions                  (59,227)        (53,254)        (68,199)        (33,650)        (44,605)
  Increase in intangible assets                           -         (10,000)              -               -               -
                                                  ---------       ---------       ---------       ---------      ----------

        Net cash flow from investing activities     (59,227)         (8,254)       (123,199)        (33,650)        (44,605)
                                                  ---------       ---------       ---------       ---------      ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Increase in mortgage acquisition costs                  -               -            (246)              -               -
  Net (repayments) borrowings under line-of-credit  (94,975)         24,975          15,000          80,000          25,000
  Repayments on mortgage payable                   (111,572)        (99,710)        (83,075)        (69,506)        (62,918)
  Repayments on capital lease obligations            (6,146)        (12,827)        (15,758)         (3,586)         (3,585)
  Partners' distributions                                 -               -        (100,000)        (50,000)              -
                                                  ---------       ---------       ---------       ---------      ----------

        Net cash flow from financing activities    (212,693)        (87,562)       (184,079)        (43,092)        (41,503)
                                                  ---------       ---------       ---------       ---------      ----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS      61,419         (64,089)         67,094         (15,908)         59,589

CASH AND EQUIVALENTS - beginning of period           77,099         141,188          74,094         138,518          77,099
                                                  ---------       ---------       ---------       ---------      ----------

CASH AND EQUIVALENTS - end of period              $ 138,518       $  77,099       $ 141,188       $ 122,610      $  136,688
                                                  ---------       ---------       ---------       ---------      ----------
                                                  ---------       ---------       ---------       ---------      ----------



           The accompanying notes are an integral part of these statements.

                              BROOKWOOD HOTEL PROPERTIES

                            NOTES TO FINANCIAL STATEMENTS


(1)THE PARTNERSHIP

Brookwood Hotel Properties (the Partnership) is a general partnership which owns and operates a hotel located in Rochester, New York.

Profits, losses and distributions are allocated to the partners based on their ownership percentages.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Method of Accounting -

The Partnership prepares its financial statements using the accrual basis of accounting.

    Cash and Equivalents -

Cash and equivalents include demand deposit and money market accounts. Deposits are federally insured up to $100,000 at each institution. At times, amounts in these accounts may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and equivalents.

    Inventory -

Inventory is recorded at the lower of cost, determined on the first-in, first-out basis, or market. Inventory consists primarily of linens.

    Property and Equipment -

Property and equipment is recorded at cost. Depreciation is provided using accelerated and straight-line methods over the following estimated useful lives:

         Building and improvements                31.5 years
         Furniture and equipment                 3 - 7 years

    Mortgage Acquisition Costs -

Costs incurred to obtain financing are being amortized using the straight-line method over the terms of the related mortgages.

    Income taxes -

No provision is made for income taxes since the taxable income (loss) of the Partnership is includable on the individual income tax returns of the partners.

    Estimates -

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3) PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Land, building and
     improvements                      $7,374,420     $7,368,883    $7,374,420
    Furniture and equipment             1,175,978      1,122,288     1,209,628
                                       ----------     ----------    ----------

                                        8,550,398      8,491,171     8,584,048

    Less: Accumulated
           depreciation               (2,872,120)    (2,593,416)   (3,030,419)
                                       ----------     ----------    ----------

                                       $5,678,278     $5,897,755    $5,553,629
                                       ----------     ----------    ----------
                                       ----------     ----------    ----------


(4)INTANGIBLE ASSETS

Intangible assets consisted of the following:


                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)

    Mortgage acquisition costs           $269,105       $269,105      $269,105
    Restaurant organization costs          10,000         10,000        10,000
                                       ----------     ----------    ----------

                                          279,105        279,105       279,105

    Less: Accumulated
           amortization                  (218,707)     (193,507)     (233,407)
                                       ----------     ----------    ----------

                                         $ 60,398        $85,598       $46,698
                                         --------        -------       -------
                                         --------        -------       -------

(5) LINE-OF-CREDIT

The Partnership may borrow up to $150,000 under the terms of a revolving line-of-credit with First National Bank of Rochester. The agreement is subject to annual review and bank renewal. Amounts borrowed bear interest at the prime rate plus 1-1/2% and are guaranteed by several partners. At July 31, 1996 and December 31, 1994, $80,000 (unaudited) and $94,975, respectively, was outstanding under the terms of this line-of-credit agreement.



(6) LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                              December 31,
                                              ------------
                                                                     July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)


First mortgage payable to Key Bank of
New York, requiring monthly payments
of $53,076 including interest at 10%.
A balloon payment of $4,950,953 is
due January, 1998.  The mortgage is
collateralized by substantially all
assets of the Partnership and
guaranteed by the partners based on
their ownership percentages.


                                     $  5,205,643   $  5,317,215  $  5,136,137


Subordinated mortgage payable to
Brookwood Funding Associates, L.P.,
requiring monthly payments of
interest only at 10% per annum.
Additionally, supplemental interest
shall be payable annually March 1st
at the rate of 2% per annum,
conditional upon sufficient net
operating income as defined in the
mortgage note.  Beginning March 1,
1998, monthly installments of
principal and interest in the amount
of $14,475 are required.  A balloon
payment of $1,461,810 is due August,
1999.  The mortgage is collateralized
by substantially all assets of the
Partnership.


                                        1,500,000      1,500,000     1,500,000
                                        ---------      ---------     ---------

                                        6,705,643      6,817,215     6,636,137

    Less:  Current portion               (121,685)      (110,151)    (128,963)
                                         --------       --------      --------
                                       $6,583,958     $6,707,064    $6,507,174
                                       ----------     ----------    ----------
                                       ----------     ----------    ----------

Future scheduled principal payments on long-term debt are as follows at December 31, 1995:

         1996                                            121,685
         1997                                            134,426
         1998                                          4,970,039
         1999                                          1,479,493
                                                      ----------

                                                      $6,705,643
                                                      ----------
                                                      ----------

Interest paid in 1995, 1994 and 1993 was approximately $695,000, $725,000 and $677,000, respectively. Interest paid for the seven months ended July 31, 1996 and 1995 was approximately $426,000 (unaudited) and $407,000, (unaudited), respectively.

The carrying value of Partnership debt approximates fair value based on the interest rates currently charged.


(7) CAPITAL LEASE OBLIGATIONS

Capital lease obligations consisted of the following:


                                              December 31,
                                              ------------
                                                                      July 31,
                                           1995           1994         1996
                                           ----           ----        ------
                                                                   (Unaudited)


Capital lease obligations requiring
aggregate monthly installments of
approximately $1,116, including
interest.  The obligations are
collateralized by various equipment.
Final payments are due on various
dates through 1996.


                                         $  8,708      $  14,854      $  5,122


    Less:  Current portion                 (6,144)         (6,144)      (5,122)
                                          --------      ---------      --------

                                         $  2,564      $   8,710      $      -
                                          --------      ---------      --------
                                          --------      ---------      --------


(8) RELATED PARTY TRANSACTIONS

The Partnership is related to other hotel properties through common management (Hudson Hotels) and for some properties, similar owners. Hudson Hotels is a limited partner in the Partnership and is related to the general partner through common ownership.

On an interim basis, the related entities may borrow funds from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

The Partnership's managing agent, Hudson Hotels, is paid for services it provides to the Partnership under the terms of a management agreement which extends through March, 1998 as follows:

    a)monthly management fee equal to 4.5% of the gross revenue of the Partnership plus direct expenses incurred. This fee was $124,976, $112,952 and
$119,372 in 1995, 1994 and 1993, respectively.   This fee was $70,134
(unaudited) and $67,509 (unaudited) for the seven months ended July 31, 1996 and 1995, respectively.

    b)monthly accounting fee of $850. This fee was approximately $10,200 in both 1995 and 1994 and $9,200 in 1993. This fee was approximately $5,950 (unaudited) for each of the seven months ended July 31, 1996 and 1995.

    c)monthly corporate sales fee of $800 since May, 1994 and $600 prior to
May, 1994.  This fee was approximately $9,600, $8,800 and $6,000 in 1995, 1994
and 1993, respectively.   This fee was approximately $5,600 (unaudited) for each
of the seven months ended July 31, 1996 and 1995.

The Partnership leases its restaurant to a corporation which is owned by individuals related to Hudson Hotels. During 1994, the Partnership purchased restaurant equipment from the corporation in exchange for accounts receivable of $14,153 and cash of $15,000. The Partnership also purchased all accounts receivable from the corporation and bought out the previously existing lease for $10,000 and entered into a new lease with the corporation. Rental charges are based on restaurant income. If the restaurant operations result in a loss, the Partnership records rental expense.

During the seven month period ended July 31, 1996, the Partnership assumed a $64,500 liability of the restaurant to Hudson Hotels. The Partnership had previously guaranteed repayment of this liability.

The Partnership owed Hudson Hotels $64,500 as of July 31, 1996. The Partnership owed the restaurant $39,007 at July 31, 1996 (unaudited) of which $30,000 was subsequently paid (unaudited).

                             INDEPENDENT AUDITORS' REPORT


To the Board of Directors of

    Hudson Hotels Corp.:

We have audited the accompanying combined statements of revenue and certain expenses of the Hudson Acquisition Properties, as defined in Note 1, for each of the three years ended December 31, 1995. These combined statements of revenue and certain expenses are the responsibility of the Hudson Acquisition Properties' management. Our responsibility is to express an opinion on these combined statements of revenue and certain expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenue and certain expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and are not intended to be a complete presentation of the Hudson Acquisition Properties' revenue and expenses.

In our opinion, the combined statements of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses, as defined in Note 1, of the Hudson Acquisition Properties for each of the three years ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                          /s/ BONADIO & CO., LLP


Rochester, New York,
September 10, 1996.

                            HUDSON ACQUISITION PROPERTIES

                 COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                 FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1995

                                          1995           1994           1993
                                          ----           ----           ----
REVENUE:
  Room rent                           $7,917,276     $7,445,353     $7,624,262
  Beach club                           1,450,965      1,389,760      1,182,456
  Other                                1,611,580      1,621,374      1,632,066
                                       ----------     ----------     ----------

                                      10,979,821     10,456,487     10,438,784
                                       ----------     ----------     ----------


EXPENSES:
  Operating                            6,171,375      5,945,324      5,636,010
  Interest expense                     1,942,500      1,760,787      1,907,793
  Management and consulting fees         611,081        498,611        491,347
  Real estate taxes                      438,662        423,015        406,875
  Insurance                              231,815        221,220        214,057
  Franchise fees                         113,088        107,172        108,011
  Amortization                            71,679         71,806         59,150
  Gain on sale of property                     -        (72,174)             -
  Interest income                        (18,440)       (20,573)       (17,082)
                                       ----------     ----------     ----------

                                       9,561,760      8,935,188      8,806,161
                                       ----------     ----------     ----------


REVENUE IN EXCESS OF
 CERTAIN EXPENSES                     $1,418,061     $1,521,299     $1,632,623
                                       ----------     ----------     ----------
                                       ----------     ----------     ----------


           The accompanying notes are an integral part of these statements.

                            HUDSON ACQUISITION PROPERTIES

                            NOTES TO FINANCIAL STATEMENTS


(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business -

    The accompanying financial statements include the combined operations (see "Basis of Presentation" below) of Brookwood Hotel Properties, Delray Beach Hotel Properties, Ltd., Jamestown Hotel Properties, L.P., Muar Lakes Associates, L.P. and Ridge Road Hotel Properties, L.P. (the Hudson Acquisition Properties), entities related to Hudson Hotels Corp. (Hudson Hotels).

    Hudson Hotels, through its wholly-owned subsidiary Hudson Hotels Properties Corp., acquired all general and limited partnership interests in the Hudson Acquisition Properties owned by third-parties. Hudson Hotels previously owned minority general and limited partnership interests in each of the entities.

    Basis of Presentation -

    The accompanying statements of revenue and certain expenses are not representative of the actual operations of the Hudson Acquisition Properties for the periods shown as certain expenses, which may not be comparable to the proposed future operations of the Hudson Acquisition Properties, have been excluded. Hudson Hotels is not aware of any material factors relating to the Hudson Acquisition Properties that would cause the reported financial information not to be necessarily indicative of future operating results. Expenses excluded relate to depreciation and amortization expense not directly related to the future operations of the Hudson Acquisition Properties.

    Revenue Recognition -

    Beach club membership revenue for Delray Beach Hotel Properties, Ltd. is recognized ratably over the membership period.

    Mortgage Acquisition Costs -

    Costs incurred to obtain financing are being amortized using the straight-line method over the terms of the related financing.

    Estimates -

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) RELATED PARTY TRANSACTIONS

    The Hudson Acquisition Properties are related to other hotel properties through common management (Hudson Hotels) and, for some properties, similar owners. Hudson Hotels is a limited and/or general partner in the Hudson Acquisition Properties either directly or through wholly-owned subsidiaries.

    On an interim basis, the related entities may borrow funds from or loan funds to each other on an unsecured basis with interest at market rates. The related entities may also have accounts receivable from and payable to each other arising in the normal course of business.

    The Hudson Acquisition Properties' managing agent, Hudson Hotels, is paid for services it provides to the Hudson Acquisition Properties under the terms of management agreements which extend through May, 2004 as follows:

    a) monthly management fee equal to 4.5% of the gross revenue plus direct expenses incurred. This fee was $599,081, $486,611 and $479,347 in 1995, 1994 and 1993, respectively, including a $40,000 bonus fee related to Delray Beach Hotel Properties, Ltd. in 1995.

    b) monthly accounting fee of $4,450. This fee was $53,400, $53,300 and $49,350 in 1995, 1994 and 1993, respectively.

    c) monthly corporate sales fee of $2,950. This fee was $35,400, $33,800 and $28,000 in 1995, 1994 and 1993, respectively.

    Delray Beach Hotel Properties, Ltd. also paid a monthly consulting fee of $1,000 to its general partner which is a wholly-owned subsidiary of Hudson Hotels. This fee was $12,000 in each of 1995, 1994 and 1993.


(3) COMMITMENTS

    Jamestown Hotel Properties, L.P., Muar Lakes Associates, L.P. and Ridge Road Hotel Properties, L.P. are required to remit monthly royalty fees of 3% - 4% of gross room revenue plus additional monies for marketing assessments and reservation fees to their franchisors, based on franchise agreements which extend to various dates through April 2015. These agreements may be terminated at various intervals by either party. Total fees were approximately $275,000, $259,000 and $256,000 in 1995, 1994 and
    1993, respectively.

(4) LITIGATION

    Delray Beach Hotel Properties, Ltd. -

    On October 26, 1990, a complaint was filed in Palm Beach County Circuit Court, Florida, by Seagate Beach Quarters, Inc., a Florida corporation (Bearing Case #90-12358-AB), seeking damages plus interest and costs, against Rochester Community Savings Bank, (RCSB), a New York based bank, SHORE Holdings, Inc. (SHORE), a subsidiary of RCSB and naming Hudson Hotels as a co-defendant. On December 6, 1990, Delray Beach Hotel Properties Limited, a Florida limited partnership controlled by Hudson Hotels, purchased the Seagate Hotel and Beach Club from RCSB's subsidiary, SHORE. The purchase contract included in indemnification of Hudson Hotels against any action resulting from previously negotiated contracts between RCSB's subsidiaries and third-parties. Case #90-12358-AB contained allegations that RCSB's subsidiary, SHORE Holdings, defaulted in its obligation under a Contract for Purchase and Sale, dated August 16, 1990, and failed to go forward with the transaction due to alleged tortious negotiations between RCSB and Hudson Hotels. On March 17, 1994, the Court granted Summary Judgment in favor or RCSB and Hudson Hotels which judgment was appealed by Seagate. The Fourth District Court of Appeal in Florida affirmed the summary judgment on RCSB and reversed the summary judgment granted in favor of Hudson Hotels, remanding the action to Circuit Court for further consideration. On August 15, 1994, Seagate proceeded to trial against SHORE in Case #90-12358-AB. During the course of the trial, Seagate took a voluntary dismissal of their action against SHORE. On September 8, 1994, Seagate refiled its lawsuit against SHORE and joined Delray Beach Hotel Properties Limited, through its general partner, Delray Beach Hotel Corp. (Bearing Case #94-6961-AF). The new case against SHORE was brought essentially on the same facts as stated above. The claim against Delray Beach Hotel Properties Limited was identical to the conspiracy and tortious interference with a business relationship claim currently existing against Hudson Hotels. On January 27, 1995, the Court issued an Order dismissing the Amended Complaint as to Delray Beach Hotel Properties Limited. The Circuit Court has consolidated the case against Hudson Hotels (Case #90-12358-AB) and the case against SHORE (Case #94-6961-AF) and it is anticipated those suits will go to trial during 1996.

    After taking into consideration legal counsel's evaluation of all such actions, management is of the opinion that the outcome of each such proceeding or claim which is pending will not have a significant effect on Delray Beach Hotel Properties, Ltd.'s financial statements.

    Ridge Road Hotel Properties, L.P. -

    On February 11, 1993, a complaint was filed in the Western District of New York, United States District Court, by John Miranda, Susan Miranda and Christopher Miranda, seeking damages and costs against Quality Inn International, Choice Hotels International, and naming Hudson Hotels as a co-defendant. The requested relief in this case, John Miranda and Susan Miranda and Christopher Miranda vs. Quality Inns International, Inc., Choice Hotels International, Inc., Ridge Road Hotel Properties, Ridge Road Hotel Properties d/b/a Comfort Inn, a/k/a Comfort Inn West, Hudson Hotels Corp., and Jennifer L. Ansley, as Executrix of the Estate of Loren G. Ansley, was based on allegations that John Miranda, while staying at the Comfort Inn, stepped on a needle, and claims negligence and lack of due care on the part of the defendants. This case is being diligently defended by the insurance carrier of Ridge Road Hotel Properties and Hudson Hotels. Ridge Road Hotel Properties, L.P. believes that it has adequate insurance for any potential loss.

                      HUDSON HOTELS CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                     (UNAUDITED)


The unaudited Pro Forma Condensed Balance Sheet is presented as if the Company had acquired Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P., on June 30, 1996. The hotel partnership interests were acquired by Hudson Hotels Properties Corp., a wholly owned subsidiary of Hudson Hotels Corporation. A total of 1,170,103 shares was exchanged for the partnership interests acquired. The Company utilized 657,292 treasury shares and 512,811 newly issued shares to satisfy its obligations. For purposes of the pro formas at June 30, 1996, the Company only had 49,142 shares in treasury which was used for purposes of this transaction. The management of the hotels acquired will be performed by Hudson Hotels Corporation.

The unaudited Pro Forma Consolidated and Combined Statements of Operations for the year ended December 31, 1995 and six months ended June 30, 1996, is presented as if the acquisition of Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P. had occurred on January 1, 1995. The unaudited Pro Forma Consolidated and Combined Statements of Operations should be read in conjunction with the Statements of Operations of Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P. and notes thereto included elsewhere herein.

For the purposes of presenting the Statement of Operations for Hudson Hotels Corporation and Subsidiaries for the twelve months ended December 31, 1995, the Company combined the three months ended March 31, 1995 with the nine months ended December 31, 1995, as the Company changed its year end to December 31 for the period beginning April 1,1995.

The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which were based on internal valuations and confirmed through independent appraisals. In management's opinion, all necessary adjustments to reflect the acquisition of certain assets of Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P. and Muar Lakes Associates, L.P. have been made.

The Pro Forma Consolidated Financial Statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Pro Forma Consolidated Statements of Operations do not reflect certain cost savings that management believes may be realized following the acquisitions. These savings are expected to be realized through the refinancing of current mortgages of the acquired entities at favorable rates and terms. No assurances can be made as to the amount of cost savings, if any, that actually will be realized.

The Pro Forma Consolidated Financial Statements are based on certain assumptions and adjustments described in the Notes to the Pro Forma Consolidated Balance Sheet and Statements of Operations and should be read in conjunction therewith and with the Consolidated financial Statements and related notes of the Company included in its December 31, 1995 10-KSB and the June 30, 1996 10-QSB and the financial statements and related notes of the acquired entities included elsewhere herein.

                      HUDSON HOTELS CORPORATION AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1996
                                     (unaudited)



                                       (A)          (C)            (C)          (C)           (C)            (D)
                                                  BROOKWOOD    RIDGE ROAD    JAMESTOWN
                                      HUDSON        HOTEL         HOTEL         HOTEL      MUAR LAKES
                                      HOTELS     PROPERTIES,   PROPERTIES,   PROPERTIES,   ASSOCIATES,   PRO FORMA
                                   CORPORATION       L.P.          L.P.         L.P.          L.P.       ADJUSTMENTS     COMPANY
                                   -----------   -----------   -----------  ------------  ------------   -----------   -----------
ASSETS


Current Assets
  Cash and cash equivalents          289,700        70,629        41,648        52,955        41,621                     496,553
  Accounts receivable - trade        349,601        76,293        16,439        25,593        10,607                     478,533
  Accounts receivable - affiliate    338,800                                                                             338,800
  Other current assets             1,294,591       247,451        61,695       104,301        26,687                   1,734,725
                                   ----------     ---------     ---------     ---------     ---------                  ----------

    Total current assets           2,272,692       394,373       119,782       182,849        78,915                   3,048,611

Investment in Partnership
 interests                         2,537,424                                                               239,325     2,776,749
Investment in land                   780,822                                                                             780,822
Real estate development            2,763,276                                                                           2,763,276
Property and equipment - net       6,414,468     5,568,833     2,161,903     2,193,205     1,019,392     4,421,155    21,778,956
Deferred tax asset                   492,385                                                                             492,385
Mortgage note receivable -
 affiliate                         1,300,000                                                                           1,300,000
Other assets                         747,347        52,248        29,493        11,187        34,807     3,030,301     3,905,383
                                   ----------     ---------     ---------     ---------     ---------    ----------   ----------

    Total assets                  17,308,414     6,015,454     2,311,178     2,387,241     1,133,114     7,690,781    36,846,182
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------

LIABILITIES AND SHAREHOLDERS' INVESTMENT

Current liabilities                2,645,774       236,980        89,503        77,287        45,741                   3,095,285
Deferred revenue - Beach Club        398,359                                                                             398,359
Long-term debt                     8,502,780     6,737,473     2,137,627     1,709,530     1,060,605                  20,148,015
Deferred revenue - land sale         185,055                                                                             185,055
Limited partners' interest in
  consolidated partnerships        1,255,811                                                                42,121     1,297,932
Partnership interest                              (958,999)       84,048       600,424        26,768       247,759
Shareholders' investment
  Common stock                         3,301                                                                 1,121         4,422
  Preferred stock                        295                                                                                 295
  Additional paid-in capital       7,196,256                                                             7,276,925    14,473,181
  Warrants outstanding                60,000                                                                              60,000
  Accumulated deficit             (2,806,362)
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------

                                   4,453,490             0             0             0             0     7,278,046    11,731,536
Less:  Common stock in treasury     (122,855)                                                              122,855             0
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------
    Total shareholders'
     investment                    4,330,635             0             0             0             0     7,400,901    11,731,536
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------

    Total liabilities and
     shareholders' investment     17,318,414     6,015,454     2,311,178     2,387,241     1,133,114     7,690,781    36,856,182
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------
                                  ----------     ---------     ---------     ---------     ---------     ---------    ----------

---------------------------
See notes to pro forma consolidated balance sheet and statement of operations.

                  HUDSON HOTELS CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF OPERATION FOR THE
                    SIX MONTHS ENDED JUNE 30, 1996
                                (UNAUDITED)


                                       (A)          (C)            (C)          (C)           (C)            (D)
                                                  BROOKWOOD    RIDGE ROAD    JAMESTOWN
                                      HUDSON        HOTEL         HOTEL         HOTEL      MUAR LAKES
                                      HOTELS     PROPERTIES,   PROPERTIES,   PROPERTIES,   ASSOCIATES,   PRO FORMA
                                   CORPORATION       L.P.          L.P.         L.P.          L.P.       ADJUSTMENTS     COMPANY
                                   -----------   -----------   -----------  ------------  ------------   -----------   -----------

OPERATING REVENUES
  Hotel room revenue               1,694,680     1,227,973       569,684       652,929       333,244                    4,478,510
  Beach Club income                1,414,094             0             0             0             0                    1,414,094
  Management fees                    482,081             0             0             0             0      (133,009)(E)    349,072
  Royalties                          266,122             0             0             0             0                      266,122
  Other                              656,021       137,649        32,517        40,234        12,747                      879,168
                                  -----------     ---------       -------       -------       -------    ----------     ----------
    Total operating revenues       4,512,998     1,365,622       602,201       693,163       345,991      (133,009)     7,386,966

Operating expenses                 2,994,421       986,038       419,324       461,735       258,015      (133,009)(E)  4,986,524
                                  -----------     ---------       -------       -------       -------    ----------     ---------

  Income from operations
   before depreciation and
   amortization                    1,518,577       379,584       182,877       231,428        87,976             0       2,400,442

Depreciation and amortization        250,193       145,614        51,881        65,690        32,637       (54,930) (F)    491,085
                                  -----------     ---------       -------       -------       -------    ----------      ---------
    Income from operations         1,268,384       233,970       130,996       165,738        55,339        54,930       1,909,357

Other income (expenses)
 Gain on sale of worldwide
  franchise rights                         0             0             0             0             0             0               0
 Interest - net                     (265,046)     (354,606)     (109,679)      (77,223)      (53,166)                     (859,720)
 Gain on repurchase of
  franchise rights                         0             0             0             0             0             0               0
                                  -----------     ---------       -------       -------       -------    ----------      ---------
    Total other income (expense)    (265,046)     (354,606)     (109,679)      (77,223)      (53,166)            0        (859,720)

Income from operations, before
 income taxes, minority interest
 and equity in net losses of
 affiliates                        1,003,338      (120,636)       21,317        88,515         2,173        54,930       1,049,637

BENEFIT/(PROVISION) FROM TAXES      (187,997)            0             0             0             0      (154,842)(H)    (342,839)
                                  -----------     ---------       -------       -------       -------    ----------      ---------

Income from operations before
 minority interest and equity
 in net losses of affiliates         815,341      (120,636)       21,317        88,515         2,173       (99,912)        706,798

MINORITY INTEREST                   (401,738)            0             0             0             0       336,846(G)      (64,892)
EQUITY IN INCOME OF AFFILIATES        45,138             0             0             0             0        (4,670)(I)      40,468
                                  -----------     ---------       -------       -------       -------    ----------      ---------
NET INCOME                           458,741      (120,636)       21,317        88,515         2,173       232,264         682,374
                                  -----------     ---------       -------       -------       -------    ----------      ---------
                                  -----------     ---------       -------       -------       -------    ----------      ---------

NET INCOME PER SHARE - PRIMARY         $0.11                                                                                 $0.13
                                       -----                                                                                 -----
                                       -----                                                                                 -----
NET INCOME PER SHARE - FULLY
  DILUTED                              $0.11                                                                                 $0.12
                                       -----                                                                                 -----
                                       -----                                                                                 -----

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
      -PRIMARY                     3,762,151                                                             1,170,103       4,932,254
                                   ---------                                                             ---------       ---------
                                   ---------                                                             ---------       ---------
      -FULLY DILUTED               4,656,874                                                             1,170,103       5,826,977
                                   ---------                                                             ---------       ---------
                                   ---------                                                             ---------       ---------

---------------------------

See notes to pro forma consolidated balance sheet and statement of operations.

            PRO FORMA CONSOLIDATED STATEMENT OF OPERATION FOR THE
                    TWELVE MONTHS ENDED DECEMBER 31, 1995
                                (UNAUDITED)

                                       (A)          (C)            (C)          (C)           (C)            (D)
                                                  BROOKWOOD    RIDGE ROAD    JAMESTOWN
                                      HUDSON        HOTEL         HOTEL         HOTEL      MUAR LAKES
                                      HOTELS     PROPERTIES,   PROPERTIES,   PROPERTIES,   ASSOCIATES,   PRO FORMA
                                   CORPORATION       L.P.          L.P.         L.P.          L.P.       ADJUSTMENTS     COMPANY
                                   -----------   -----------   -----------  ------------  ------------   -----------    -----------

OPERATING REVENUES
  Hotel room revenue               5,007,772     2,518,111     1,298,219     1,476,617       751,000                    11,051,719
  Beach Club income                2,632,563             0             0             0             0                     2,632,563
  Management fees                    809,548             0             0             0             0      (295,712)(E)     513,836
  Royalties                          455,284             0             0             0             0                       455,284
  Other                              519,115       194,852        61,432        73,590        26,273                       875,262
                                   ----------     ---------     ---------     ---------       -------   -----------     ----------
    Total operating revenues       9,424,282     2,712,963     1,359,651     1,550,207       777,273      (295,712)     15,528,664

Operating expenses                 7,926,617     1,747,829       891,873     1,000,341       547,452      (295,712)(E)  11,818,400
                                   ----------     ---------     ---------     ---------       -------   -----------     ----------

   Income from operations
      before depreciation and
      amortization                 1,497,665       965,134       467,778       549,866       229,821             0       3,710,264

Depreciation and amortization        514,557       303,904       111,190       126,850        68,419      (109,861)(F)   1,015,059
                                   ----------     ---------     ---------     ---------       -------   -----------     ----------
    Income from operations           983,108       661,230       356,588       423,016       161,402       109,861       2,695,205

Other Income (Expense)
  Gain on sale of worldwide
    franchise rights               1,530,123             0             0             0             0             0       1,530,123
Interest - net                      (625,287)     (722,675)     (233,631)     (175,058)     (116,112)                   (1,872,763)
Gain on repurchase of franchise
  rights                             150,000             0             0             0             0                       150,000
                                   ----------     ---------     ---------     ---------       -------   -----------     ----------
    Total other income (expense)   1,054,836      (722,675)     (233,631)     (175,058)     (116,112)            0        (192,640)

Income from operations, before
  income taxes, minority
  interests and equity in net
  losses of affiliates             2,037,944       (61,445)      122,957       247,958        45,290       109,861       2,502,565

BENEFIT/(PROVISION) FROM TAXES       338,781             0             0             0             0       (92,788)(H)     245,993
                                   ----------     ---------     ---------     ---------       -------   -----------     ----------
Income from operations before
  minority interest and equity in
  net losses of affiliates         2,376,725       (61,445)      122,957       247,958        45,290        17,073       2,748,558

MINORITY INTEREST                   (240,172)            0             0             0             0       138,207(G)     (101,965)
EQUITY IN LOSSES OF AFFILIATES       (26,926)            0             0             0             0       (16,098)(I)     (43,024)
                                   ----------     ---------     ---------     ---------       -------   -----------      ----------

NET INCOME                         2,109,627       (61,445)      122,957       247,958        45,290       139,182       2,603,569
                                   ----------     ---------     ---------     ---------       -------   -----------      ----------
                                   ----------     ---------     ---------     ---------       -------   -----------      ----------

NET INCOME PER SHARE-PRIMARY           $0.55                                                                                 $0.51
                                        -----                                                                                -----
                                        -----                                                                                -----

NET INCOME PER SHARE-FULLY
  DILUTED                              $0.51                                                                                 $0.48
                                        -----                                                                                -----
                                        -----                                                                                -----
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
    -PRIMARY                        3,643,123                                                             1,170,103      4,813,226
                                    ---------                                                             ---------      ---------
                                    ---------                                                             ---------      ---------
    -FULLY DILUTED                  4,599,618                                                             1,170,103      5,769,721
                                    ---------                                                             ---------      ---------
                                    ---------                                                             ---------      ---------

____________________________________
(1) See consolidated historical statement of operations as adjusted for the twelve months ended December 31, 1995.

See notes to pro forma consolidated balance sheet and statement of operations.

                  HUDSON HOTELS CORPORATION AND SUBSIDIARIES
          CONSOLIDATED HISTORICAL STATEMENT OF OPERATIONS AS ADJUSTED
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                 (unaudited)


                                    HUDSON HOTELS CORPORATION        HUDSON HOTELS CORPORATION
                                    AND SUBSIDIARIES FOR THE THREE   AND SUBSIDIARIES FOR THE NINE
                                    MONTHS ENDED MARCH 31, 1995      MONTHS ENDED DECEMBER 31, 1995      COMBINED
                                    ------------------------------   ------------------------------      --------
OPERATING REVENUES
  Hotel rom revenue                          1,454,987                         3,552,785                 5,007,772
  Beach Club income                            722,688                         1,909,875                 2,632,563
  Management fees                               87,787                           721,761                   809,548
  Royalties                                     77,952                           377,332                   455,284
  Other                                        185,115                           334,000                   519,115
                                            ----------                        ----------                ----------
    Total operating revenues                 2,528,529                         6,895,753                 9,424,282

Operating expenses                           2,061,544                         5,865,073                 7,926,617
                                            ----------                        ----------                ----------

    Income from operations before
      depreciation and amortization            466,985                         1,030,680                 1,497,665

    Depreciation and amortization              136,587                           377,970                   514,557
                                            ----------                        ----------                ----------

      Income from operations                   330,398                           652,710                   983,108

Other income (expenses)
  Gain on sale of worldwide
    franchise rights                                 0                         1,530,123                 1,530,123
  Interest - net                              (142,171)                         (483,116)                 (625,287)
  Gain on repurchase of franchise
    rights                                           0                           150,000                   150,000
                                            ----------                        ----------                ----------

      Total other income (expense)            (142,171)                        1,197,007                 1,054,836

Income from operations, before income
  taxes, minority interest and equity
  in net losses of affiliates                  188,227                         1,849,717                 2,037,944

BENEFIT/(PROVISION) FROM TAXES                 877,542                          (538,761)                  338,781
                                            ----------                        ----------                ----------

Income from operations before
  minority interest and equity in net
  losses of affiliates                      1,065,769                          1,310,956                 2,376,725

MINORITY INTEREST                            (263,278)                            23,106                  (240,172)
EQUITY IN LOSSES OF AFFILIATES                 (3,456)                           (23,470)                  (26,926)
                                           ----------                         ----------                 ----------
NET INCOME                                    799,035                          1,310,592                 2,109,627
                                           ----------                         ----------                 ----------
                                           ----------                         ----------                 ----------

NET INCOME PER SHARE - PRIMARY                  $0.22                              $0.33                     $0.55
                                                -----                              -----                     -----
                                                -----                              -----                     -----
NET INCOME PER SHARE - FULLY DILUTED            $0.20                              $0.31                     $0.51
                                                -----                              -----                     -----
                                                -----                              -----                     -----


WEIGHTED AVERAGE SHARES OUTSTANDING:
       -PRIMARY                             3,452,586                          3,706,333                 3,643,123
                                            ---------                          ---------                 ---------
                                            ---------                          ---------                 ---------
       -FULLY DILUTED                       4,280,642                          4,683,419                 4,599,618
                                            ---------                          ---------                 ---------
                                            ---------                          ---------                 ---------

---------------------------

Note: The three months ended March 31, 1995 Statement of Operations represents unaudited numbers and the nine months ended
         December 31, 1995 represents audited numbers found in the December 31, 1995 Form 10-KSB. The following was presented in order to compare the Company's twelve month results with the acquired entities twelve month results for pro forma purposes.

         See notes to pro forma consolidated balance sheet and statement of operations.

                      HUDSON HOTELS CORPORATION AND SUBSIDIARIES
      NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENT OF OPERATIONS
                                     (UNAUDITED)


(A) Reflects the Company's historical consolidated balance sheet and statement of operation as of June 30, 1996, as reported on Form 10-QSB. The Company, in its capacity as sole general partner and by the terms of the partnership agreement, controls the partnership of Delray Beach Hotel Properties Limited, and thus consolidates its balance sheet and statement of operation. Consolidation of Delray Beach Hotel Properties Limited provides no additional net income or loss to the Company than from reporting the investment under the equity method of accounting. See notes D and G for certain pro forma adjustments made to correctly reflect the acquisition of the remaining interest of Delray Beach Hotel Properties Limited.

(B) Reflects the historical balance sheets as of June 30, 1996, for the assets/liabilities acquired by the Company.

(C) Reflect the historical statement of operations for the entities acquired for the six months ended June 30, 1996 and the historical statement of operations for the entities acquired for the year ended December 31, 1995.

(D) ACQUISITION OF ASSETS

    The purchase price for the five hotel entities has been allocated to assets acquired and liabilities assumed at their estimated fair values. The pro forma adjustments consist of the elimination of partnership interests the Company had in the acquired entities and the elimination of purchased net worth, net of the fair value ascribed to purchased assets and liabilities.

    The Company acquired the entities for 1,170,103 shares of $.001 par value common stock at a price of $6.325 a share. For purposes of presenting the acquisition of Delray Beach Hotel Properties Limited; Brookwood Hotel Properties; Jamestown Hotel Properties, L.P.; Ridge Road Hotel Properties, L.P. and Muar Lakes Associates, L.P., at June 30, 1996, the Company utilized 49,142 shares from treasury with the remaining shares (1,120,961) being newly issued. At July 31, 1996, the Company had 657,292 shares in treasury and issued 512,811 new shares to satisfy its obligation. The Company has agreed to register the shares so exchanged for sale pursuant to the Securities Act of 1993.

(E) Reflects the elimination of management fees as the Company managed the entities prior to the acquisition.

(F) Reflects adjusted depreciation and amortization related to the acquisition. The furniture, fixtures and equipment have an estimated useful life of five years. The hotel structures have a useful life of forty years and the value established to the Beach Club has a useful life of twenty years.

(G) Reflects the elimination of minority interest share of net income generated by Delray Beach Hotel Properties Limited

(H) The pro forma adjustment to income taxes is based on the statutory tax rate.

(I) Reflects the elimination of income from equity interest the Company had in the acquired entities.